SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
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Soliciting Material Pursuant to §240.14a-12

Columbia Financial, Inc.

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19-01 Route 208 North
Fair Lawn, New Jersey 07410
April 10, 2020
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of shareholders of Columbia Financial, Inc. (the “Company”). The safety of our shareholders are important to us, and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year’s Annual Meeting will be a virtual only meeting of shareholders, via the Internet, which will be held on Friday, May 22, 2020 at 10:00 a.m., local time.
The notice of Annual Meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company’s independent registered public accounting firm, will be present at the virtual meeting to respond to appropriate questions of shareholders.
It is important that your shares are represented at this meeting, whether or not you attend the virtual meeting and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online or by telephone, or to complete and mail the enclosed proxy card. If you attend the virtual meeting, you may vote online at the virtual meeting even if you have previously voted online or by telephone or if you have mailed a proxy card.
We look forward to seeing you at the meeting.
Sincerely,
Thomas J. Kemly
President and Chief Executive Officer

19-01 Route 208 North
Fair Lawn, New Jersey 07410

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS
Friday, May 22, 2020
10:00 a.m., Eastern Time

Virtual Meeting Access:
In light of the coronavirus, or COVID-19, outbreak, for the safety of all of our people, including our shareholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the 2020 Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see “Information about the Annual Meeting.” Shareholders will be able to attend, vote, examine the shareholders list, and submit questions (for a portion of, the meeting) from any location via the Internet. Shareholders may participate online by logging in at http://www.virtualshareholdermeeting.com/CLBK2020.
You will need to have the multi-digit Control Number provided in your proxy materials to access the virtual meeting.
As always, we encourage you to submit your proxy prior to the annual meeting.
Items of Business:
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Election of Directors.   To elect three directors to serve for a term of three years, two directors to serve for a term of two years and one director to serve for a term of one year.

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Ratification of the Appointment of Independent Auditors.   To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

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Advisory Vote on Executive Compensation.   To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

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Advisory Vote on the Frequency of Shareholder Voting on Executive Compensation.   To approve, on an advisory (non-binding) basis, whether the frequency of shareholder voting on executive compensation should be held every one, two or three years.

Other Business:
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Other Business.   To consider and act upon such other business and matters or proposals as may properly come before the 2020 Annual Meeting of shareholders or any adjournments or postponements thereof.

As of the date of this notice, the Board of Directors knows of no other matters that may be brought before shareholders at the Annual Meeting.
Who May Vote:
You may vote if you were a shareholder of record as of the close of business on March 31, 2020.

YOUR VOTE IS IMPORTANT.
It is important that your shares be represented and voted at the virtual meeting. You can vote your shares online or by telephone, or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.
Whether or not you plan to attend the virtual Annual Meeting, please vote online or by telephone, or by marking, signing, dating and promptly returning the enclosed proxy card or voting instruction card.
Thank you in advance for your cooperation.
By Order of the Board of Directors,
Mayra L. Rinaldi Corporate Secretary
Fair Lawn, New Jersey
April 10, 2020
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 22, 2020
This proxy statement and the Company’s Annual Report on Form 10-K for the year ended
December 31, 2019, are available online at http://ir.columbiabankonline.com.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. The Board of Directors of Columbia Financial, Inc. is referred to in this Proxy Statement as the “Board of Directors.” Columbia Financial, Inc. is referred to in this Proxy Statement as “Columbia Financial,” the “Company,” “we” or “our.” Columbia Bank is sometimes referred to in this Proxy Statement as the “Bank.”
This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2019 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”).
VOTING AND MEETING INFORMATION
Please carefully review the proxy materials for the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) which will be a “virtual meeting” to be held on May 22, 2020 at 10:00 a.m. Eastern time and follow the instructions below to cast your vote on all of the voting matters.
Who is Eligible to Vote
You are entitled to vote at the Annual Meeting if you were a shareholder of record at the close of business on March 31, 2020 (the “Record Date”). On the Record Date, there were 111,399,080 shares of common stock outstanding and entitled to vote at the Annual Meeting, including 62,580,155 shares held by Columbia Bank, MHC, the Company’s parent mutual holding company.
Advance Voting Methods
Even if you plan to attend the virtual Annual Meeting, please vote right away using one of the following advance voting methods (see page 4 for additional details).
You can vote in advance in one of three ways:
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Visit the website listed on your proxy card or notice of internet availability of proxy materials to vote VIA THE INTERNET;

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Call the telephone number on your proxy card or notice of internet availability of proxy materials to vote BY TELEPHONE; or

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If you received a paper proxy card, complete, sign, date and return the proxy card in the enclosed envelope BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
Unless you previously elected to receive paper copies of our proxy materials, we are sending our shareholders a Notice Regarding the Availability of Proxy Materials for the Annual Meeting (the “Notice”) that will instruct you on how to access the proxy materials and proxy card to vote your shares by telephone or over the internet. If you would like to receive a paper copy of our proxy materials free of charge, please follow the instructions included in the Notice.
It is anticipated that the Notice will be mailed to shareholders on or before April 10, 2020.
This Proxy Statement and our Annual Report are available to shareholders online at http://ir.columbiabankonline.com.

PROXY SUMMARY

Ballot Items
Shareholders are being asked to vote on the following proposals at the Annual Meeting:
Board Recommendation
PROPOSAL 1 — Election of Directors (page 15)
To elect three directors to serve for a term of three years, two directors to serve for a term of two years and one director to serve for a term of one year	FOR
PROPOSAL 2 — Ratification of the Appointment of Independent Auditors (page 57)
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020	FOR
PROPOSAL 3 — Advisory Vote on Executive Compensation (page 60)
To approve, on an advisory basis (non-binding), the compensation of the Company’s named executive officers	FOR
PROPOSAL 4 — Advisory Vote on the Frequency of Shareholder Voting on Executive Compensation (page 61)
To approve, on an advisory (non-binding) basis, whether the frequency of shareholder voting on executive compensation should be held every one, two or three years	ONE YEAR
Director Nominees (page 16)
The following table provides summary information about each director nominee:
Name	Age(1)	Independent	Director Since	Committee Memberships(2)
Class of 2023:
Frank Czerwinski	74	Yes	1994	COM, NOM, R
Michael Massood, Jr.	65	Yes	2003	A, R
Elizabeth E. Randall	66	Yes	2003	A, NOM, R
Class of 2022:
James Kuiken	49	Yes	—	—
Paul Van Ostenbridge	67	Yes	2019	A, R
Class of 2021:
Lucy Sorrentini	56	Yes	—	—

(1)
As of December 31, 2019.

(2)
A = Audit Committee; COM = Compensation Committee; NOM = Nominating/Corporate Governance Committee; R = Risk Committee

Compensation Matters — Executive Summary (page 20)
The Compensation Discussion and Analysis (“CD&A”) provides information about our executive compensation philosophy and objectives and the process governing our named executive officers’ 2019 total compensation. The Company’s compensation disclosures in this Proxy Statement include the following named executive officers: the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three highest paid other executive officers.
We assess executive officer performance by analyzing specific, achieved Company financial goals and individual performance metrics and goals. The Company’s executive compensation program

PROXY SUMMARY

balances short and long-term Company performance with shareholder value creation. In addition, the compensation program provides incentives needed to attract, reward, motivate and retain key executives who are critical to executing the Company’s strategy for long-term success.
We align executive compensation to the success of the Company and the interests of our shareholders through short-term and long-term cash incentive plans, where payments under such plans are tied to performance metrics as detailed in our CD&A. Executive officers are only entitled to target or above-target cash incentive payments if the Company delivers target or above-target achievement with respect to the established performance requirements.
In addition, in 2019 the Company adopted and implemented its first long-term equity incentive plan and made awards under that plan to officers, employees and non-employee directors. Awards made to executive officers under our equity incentive plan tie a meaningful portion of executive officer compensation to Company performance. Specifically, 30% of an executive officer’s long-term equity incentive compensation was granted in the form of performance-based restricted stock awards that vest only upon the attainment of key Company financial performance metrics measured over a three-year period; 30% of an executive officer’s long-term equity incentive compensation is time-based restricted stock awards that vest ratably over five years, and the remaining 40% is comprised of stock options, which also vest ratably over a five year period. The Company believes this long-term incentive compensation grant structure appropriately aligns Company performance with stockholder interests.
Details of our executive compensation philosophy, objectives, process and decisions can be found under the “Compensation Discussion and Analysis” section of this Proxy Statement.
Corporate Governance (page 8)
The Company is committed to maintaining strong governance practices, and the Board regularly reviews its governance procedures to ensure compliance with laws, rules and regulations. Our website at http://ir.columbiabankonline.com includes important information about our policies and Board committee charters, including the Company’s Code of Ethics and Business Conduct and certain Company U.S. Securities and Exchange Commission (“SEC”) filings and press releases. Examples of our corporate governance practices are set forth in the “Corporate Governance” section of this Proxy Statement.
Information About the Annual Meeting and Voting (page 4)
Please see the “Information About the Annual Meeting” section of the Proxy Statement for important information about the Annual Meeting. The deadlines to submit shareholder proposals for the 2021 Annual Meeting of Shareholders can be found in the “Other Information” section of the Proxy Statement.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting and at any postponements or adjustments thereof.
INFORMATION ABOUT THE MEETING

Time and Location
The Annual Meeting will be a “virtual meeting” live via the Internet, which will be held on Friday, May 22, 2020 at 10:00 a.m., local time. A notice of internet availability of proxy materials regarding this proxy statement is being first mailed to shareholders on or about April 10, 2020.
Who Can Vote at the Annual Meeting
You are entitled to vote your shares of Columbia Financial common stock at the Annual Meeting if the records of the Company show that you held your shares as of the close of business on March 31, 2020 (the “Record Date”). If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.
On the Record Date, there were 111,399,080 shares of common stock outstanding and entitled to vote at the Annual Meeting, including 62,580,155 shares held by Columbia Bank, MHC, the Company’s parent mutual holding company. Each share of common stock has one vote.
The Company’s certificate of incorporation provides that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit. This provision does not apply to shares held by Columbia Bank MHC, which owned 62,580,155 shares, or 56.2%, of the Company’s outstanding common stock as of March 31, 2020.
Advance Voting Methods
Even if you plan to attend the virtual Annual Meeting, please vote in advance of the meeting using any one of the following advance voting methods.
You can vote in advance in one of three ways:
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Visit the website listed on your proxy card or notice of internet availability of proxy materials to vote VIA THE INTERNET;

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Call the telephone number on your proxy card or notice of internet availability of proxy materials to vote BY TELEPHONE; or

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If you received a paper proxy card, complete, sign, date and return the proxy card in the enclosed envelope BY MAIL.

Attending the Annual Meeting
As permitted by Delaware law, our Annual Meeting will be held solely as a virtual meeting live via the internet, and not at any physical location. You will be able to attend the Annual Meeting via live audio webcast by visiting the Company’s virtual meeting website at http://www.virtualshareholdermeeting.com/CLBK2020 on Friday, May 22, 2020, at 10:00 a.m. Eastern Time. Upon visiting the meeting website, you will be prompted to enter your 16-digit Control Number provided to you on your Notice or on your proxy card if you receive materials by mail. Your

PROXY STATEMENT

unique Control Number allows us to identify you as a shareholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.
Vote Required
The Annual Meeting will be held only if there is a quorum. A majority of the outstanding shares of Columbia Financial common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions or attend the meeting via live webcast, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.
Our management anticipates that Columbia Bank MHC, our majority shareholder, will vote all of its shares in accordance with our Board’s recommendation with respect to all nominees and proposals to be presented at the Annual Meeting. In addition, the Columbia Bank Foundation, in accordance with its governing documents, must vote all the shares of Columbia Financial in the same proportion as shares are voted by all other shareholders.
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Proposal 1 — In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the Annual Meeting. The maximum number of directors to be elected at the Annual Meeting is six.

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Proposal 2 — In voting on the approval to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting.

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Proposal 3 — In voting on the advisory vote on executive compensation, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes cast, online during the virtual meeting or by proxy, at the Annual Meeting.

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Proposal 4 — In voting on the advisory vote on the frequency of the shareholder vote on executive compensation, you may vote for a frequency of one year, two years, three years or abstain from voting. The option of one year, two years or three years that receives the highest number of votes will be the frequency selected, on a non-binding basis, by the Company’s shareholders.

Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any proposals voted on at the Annual Meeting. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for purposes of determining the existence of a quorum.
Effect of Not Casting Your Vote
If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1) or with respect to the two advisory proposals regarding executive compensation (Proposals 3 and 4). Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the

PROXY STATEMENT

election of directors, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2).
Voting by Proxy
This proxy statement is being sent to you by the Board of Directors of the Company to request that you allow your shares of the Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or by telephone, or if you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.
The Board of Directors recommends that you vote:
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FOR each of the nominees for election as a director;

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FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm;

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FOR the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; and

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That the Company conduct an advisory vote to approve the compensation of its named executive officers EVERY YEAR.

If any matter not described in this proxy statement is properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the Annual Meeting is postponed or adjourned, your shares of Columbia Financial common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.
You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your Company common stock has been voted at the Annual Meeting, deliver a later-dated valid proxy or attend the meeting and vote your shares online. In addition, if you voted by telephone or via the Internet, you may revoke your vote by following the instructions provided for each. Attendance at the virtual Annual Meeting will not in itself constitute revocation of your proxy.
If your Columbia Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
Unless you previously elected to receive paper copies of our proxy materials, we are sending our shareholders a Notice Regarding the Availability of Proxy Materials for the Annual Meeting (the “Notice”) that will instruct you on how to access the proxy materials and proxy card to vote your shares by telephone or over the internet. If you would like to receive a paper copy of our proxy materials free of charge, please follow the instructions included in the Notice.

PROXY STATEMENT

It is anticipated that the Notice will be mailed to shareholders on or before April 10, 2020.
This Proxy Statement and our Annual Report are available to shareholders online at http://ir.columbiabankonline.com.
Participants in the Bank’s ESOP and 401(k) Plan
If you participate in the Columbia Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares of Company common stock through the Columbia Bank Savings and Investment Plan (the “401(k) Plan”), you will receive a proxy card that reflects all shares you may vote under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which it does not receive timely voting instructions in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant may direct the trustee how to vote the shares of Columbia Financial common stock credited to his or her account in the 401(k) Plan. The trustee will vote all shares for which it does not receive timely instructions in the same proportion as shares for which it has received timely instructions. The deadline for returning your voting instructions to each plan’s trustee is May 19, 2020.

CORPORATE GOVERNANCE

General
The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.
Code of Ethics and Business Conduct
The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions. The Code of Ethics and Business Conduct is available upon written request to Corporate Secretary, Columbia Financial, Inc., 19-01 Route 208 North, Fair Lawn, New Jersey 07410 and on the Company’s website at http://ir.columbiabankonline.com. If the Company amends or grants any waiver from a provision of the Code of Ethics and Business Conduct that applies to its executive officers, it will publicly disclose such amendment or waiver on its website and as required by applicable law, including by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.
Board Leadership Structure
Our Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of the positions of Chairman of the Board and President and Chief Executive Officer enables the President and Chief Executive Officer to focus on his responsibilities of running Columbia Financial and Columbia Bank and expanding and strengthening our franchise while enabling the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Noel R. Holland, who is independent under the listing requirements of The Nasdaq Stock Market LLC serves as Chairman of the Board and Thomas J. Kemly serves as President and Chief Executive Officer.
Board Oversight of Management
Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board of Directors, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing the management of the risks the Company faces. The Risk Committee, which is comprised of the entire Board of Directors, oversees the identification and management of the various risks we face including, among other things, financial, credit, collateral, consumer compliance, operational, Bank Secrecy Act, fraud, cyber security, vendor and insurable risks.
The Audit Committee of the Board of Directors is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting). The Compensation Committee of the Board of Directors has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure. In particular, our Compensation Committee, in conjunction with our President and Chief Executive Officer and other members of our management, as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with

CORPORATE GOVERNANCE

applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Nominating/Corporate Governance Committee of the Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest.
Our senior management is responsible for implementing our risk management processes by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis, and reporting to our Board of Directors regarding our risk management processes. Our senior management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.
The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.
Meetings and Committees of the Board of Directors
The Company conducts business through meetings of its Board of Directors and its committees. The Company’s Board of Directors held 10 regular meetings and 17 special meetings during the fiscal year ended December 31, 2019. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and committees on which such director served.
The Board of Directors of the Company maintains an Audit Committee, a Compensation Committee, a Nominating/Corporate Governance Committee and a Risk Committee. The Board of Directors has adopted a written charter for each committee that, among other things, specifies the scope of each committee’s rights and responsibilities. A copy of each committee charter is available in the Investor Relations section of the Company’s website at http://ir.columbiabankonline.com.
The following is a description of each of the Company’s Board committees:
Audit Committee	Meetings During 2019: 9
Michael Massood, Jr. (Chair) Raymond G. Hallock Noel R. Holland Elizabeth E. Randall Paul Van Ostenbridge
The Audit Committee assists the Board of Directors in discharging its duties related to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditors’ qualifications, independence and performance, the performance of our internal audit function, our accounting and financial reporting process and financial statement audits.
Among other things, the responsibilities of the Audit Committee include: (i) being responsible for the appointment, compensation, retention and oversight of the independent auditors; (ii) reviewing the Company’s annual and quarterly consolidated financial statements with management and the independent auditors; (iii) overseeing internal audit activities; (iv) pre-approving all audit and permissible non-audit services to be performed by the Company’s independent auditors; (v) authorizing, reviewing, and approving the Audit Committee Report to be included in the Company’s annual proxy statement; (vi) reviewing and approving any third party transactions; (vii) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or

CORPORATE GOVERNANCE

Audit Committee	Meetings During 2019: 9

auditing matters and for the confidential, anonymous submission by its employees of concerns regarding questionable accounting or auditing matters; and (viii) Reviewing the Audit Committee’s performance and the adequacy of the Audit Committee’s charter on an annual basis.
The Company also provides for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Company’s independent auditors, any independent counsel or other advisors engaged by the Audit Committee and for administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
The Board of Directors has designated Michael Massood, Jr. as an audit committee financial expert under the rules of the Securities and Exchange Commission. Mr. Massood is independent under the listing requirements of The Nasdaq Stock Market LLC applicable to audit committee members.
The report of the Audit Committee appears in this proxy statement under the heading “Proposal 2  —  Ratification of Independent Registered Public Accounting Firm  —  Audit Committee Report.”

Compensation Committee	Meetings During 2019: 13
Noel R. Holland (Chair) Frank Czerwinski Henry Kuiken Robert Van Dyk
The Compensation Committee establishes, administers and reviews the Company’s policies, programs and procedures for compensating its executive officers and directors.
The functions and responsibilities of the Compensation Committee include: (i) Overseeing the Company’s overall compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees; (ii) reviewing and approving annually the corporate goals and objectives applicable to the compensation of the President and Chief Executive Officer, evaluating at least annually the President and Chief Executive Officer’s performance in light of these goals and objectives, and recommending the President and Chief Executive Officer’s compensation level based on this evaluation; (iii) in collaboration with the President and Chief Executive Officer, reviewing and evaluating the performance of the Company’s executive officers and approving such other executive officers’ compensation and benefits; (iv) reviewing, administering and making recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based plans; (v) reviewing and making recommendations to the Board of Directors regarding employment or severance arrangements or plans; (vi) reviewing the Company’s incentive compensation arrangements to determine whether they encourage any excessive risk-taking, reviewing at least annually the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk; (vii) retaining such compensation consultants, legal counsel or other advisors as the Compensation Committee deems necessary or appropriate for it to carry out its

CORPORATE GOVERNANCE

Compensation Committee

duties, with direct responsibility for the appointment, compensation and oversight of work of such consultants, counsels and advisors; (viii) preparing a report on executive compensation for inclusion in the Company’s Annual Meeting proxy statement; (ix) reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company’s directors; (x) developing a succession plan for our executive officer positions, reviewing it periodically and developing and evaluating potential candidates for succession; and (xi) reviewing the Compensation Committee’s performance and the adequacy of its charter on an annual basis.
The report of the Compensation Committee appears in this proxy statement under the heading “Compensation Committee Report.”

Nominating/Corporate Governance Committee	Meetings During 2019: 7
Frank Czerwinski (Chair) Elizabeth E. Randall Raymond G. Hallock Noel R. Holland
The Nominating/Corporate Governance Committee is responsible for assisting the Board of Directors in discharging its duties related to corporate governance and nominating functions.
Among other things, the functions and responsibilities of the Nominating/Corporate Governance Committee include: (i) developing policies on the size and composition of the Company’s Board of Directors; (ii) developing and recommending to the Board of Directors criteria to be used in identifying and selecting nominees for director; (iii) reviewing possible candidates for election to the Board of Directors; (iv) recommending to the Board of Directors candidates for election or re-election to the Board of Directors; (v) recommending committee structure, composition and assignments; (vi) conducting an annual performance evaluation of the Board of Directors and its committees; and (vii) reviewing the Nominating/Corporate Governance Committee’s performance and the adequacy of its charter on an annual basis.

Risk Committee	Meetings During 2019: 4
Noel R. Holland (Chair) Frank Czerwinski Raymond G. Hallock Thomas J. Kemly Henry Kuiken Michael Massood, Jr. Elizabeth E. Randall Robert Van Dyk Paul Van Ostenbridge
The Risk Committee oversees the identification and management of the various risks we face including, among other things, financial, credit, collateral, consumer compliance, operational, Bank Secrecy Act, fraud, cyber security, vendor and insurable risks.

CORPORATE GOVERNANCE

The following table identifies our standing committees and their members as of the Record Date. All members of each committee are independent in accordance with the listing standards of The Nasdaq Stock Market LLC except for Thomas J. Kemly.
Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee	Risk Committee
Noel R. Holland	X	X*	X	X*
Frank Czerwinski		X	X*	X
Raymond G. Hallock	X		X	X
Thomas J. Kemly				X
Henry Kuiken		X		X
Michael Massood, Jr.	X*			X
Elizabeth E. Randall	X		X	X
Robert Van Dyk		X		X
Paul Van Ostenbridge	X			X

*
Denotes Chairperson

Nominating/Corporate Governance Committee Procedures for Shareholder Director Nominations
The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.
Minimum Qualifications.   First, a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.
The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees: contributions to the range of talent, skill and expertise appropriate for the Board; financial, regulatory and business experience; knowledge of the banking and financial services industries; familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the shareholders of the Company and the best interests of the Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; current equity holdings in the Company; and any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. In its consideration of diversity, the Nominating/Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and that has a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance.
In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.
Director Nomination Process.   The process that the Nominating/Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

CORPORATE GOVERNANCE

For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank. The Nominating/Corporate Governance Committee also will consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.
In evaluating potential nominees, Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.
Consideration of Recommendation by Shareholders.   To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a shareholder must submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:
1.
The name of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.
The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.
A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination by the Board of Directors at the Company’s Annual Meeting of shareholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s Annual Meeting, advanced by one year.
Attendance at the Annual Meeting
The Board of Directors encourages directors to attend the Annual Meeting of shareholders. All of the Company’s directors attended the Company’s 2019 Annual Meeting of shareholders.
Diversity and Inclusion Policy
The Company’s Board of Directors has adopted a Diversity and Inclusion Policy Statement as a reflection of the Company’s belief that diversity and inclusion are both a competitive advantage and a core tenet of the Company’s future success. The Company believes that a diverse Board of Directors and workforce increases its creativity and innovation, promotes higher quality decisions, enhances economic growth, and represents the shareholders and customers it serves. The Company is committed to ensuring that it is diverse across all levels of the organization and that its policies, practices, and actions promote inclusion and continue to strengthen the Company’s ability to attract,

CORPORATE GOVERNANCE

develop and retain the best talent, while accelerating business growth, increasing shareholder value and supporting its local communities. The Company recognizes that diversity and inclusion will only be achieved by its continued compliance with applicable laws, and the commitment and accountability at the most senior levels of the organization. Our Board of Directors, executive management and leadership teams are committed to working together to implement a comprehensive strategy to support, promote, and accelerate diversity and inclusion across the Company with a focus on achieving sustained results, value and impact.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Board of Directors consists of nine members, all of whom are independent under the current listing standards of The Nasdaq Stock Market LLC except for Thomas J. Kemly, who is the President and Chief Executive Officer of the Company and the Bank. In determining the independence of its directors, the Board considered transactions, relationships or arrangements between the Company, the Bank and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons.” The Board is divided into three classes with approximately three-year staggered terms, with approximately one-third of the directors elected each year.
As a result of the director age limitation set forth in the Company’s bylaws, the terms for Raymond G. Hallock and Henry Kuiken, each a current director of the Company, will expire at the Annual Meeting and effective upon the expiration of their terms, Messrs. Hallock and Kuiken will retire from the Board of Directors effective as of the Annual Meeting but will continue to serve the Company and the Bank as advisory directors upon their retirement.
At the Annual Meeting, shareholders will be asked to elect (i) three directors to serve for a term of three years to expire at the 2023 Annual Meeting of the Company’s shareholders, (ii) two directors to serve for a term of two years to expire at the 2022 Annual Meeting of the Company’s shareholders and (iii) one director to serve for a term of one year to expire at the 2021 Annual Meeting of the Company’s shareholders. The Board of Directors’ nominees for election to serve for three-year terms are Frank Czerwinski, Michael Masood, Jr. and Elizabeth E. Randall. The Board of Directors’ nominees for election to serve for two-year terms are James Kuiken and Paul Van Ostenbridge. The Board of Directors’ nominee for election to serve for a one-year term is Lucy Sorrentini.
The Board of Directors recommends a vote FOR the election of each of the director nominees.
Information regarding the Board of Directors’ nominees for election at the Annual Meeting is provided below. Unless otherwise stated, each director has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2019. There are no family relationships among the directors, nominees or executive officers, except that James Kuiken is the son of Henry Kuiken, a current Company director whose term will expire at the Annual Meeting. The indicated period of service as a director includes service as a director of the Bank.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election as Directors
Three-Year Terms

FRANK CZERWINSKI Age: 74
Biographical Information:
Director of Real Estate Operations for Philip Morris Companies prior to his retirement. Mr. Czerwinski also served as Vice President of Real Estate Operations for the Olnick Organization and was responsible for overseeing all of the organization’s commercial activities. He has also developed and constructed a number of commercial properties in the New Jersey area.

Director Since: 1994
Qualifications:
Mr. Czerwinski’s significant commercial real estate experience provides the Board of Directors with invaluable insight into the needs of the local communities that Columbia Bank serves.

MICHAEL MASSOOD, JR. Age: 65	Biographical Information: President of Massood & Company, P.A., CPAs, a certified public accounting firm, since 1981.
Director Since: 2003
Qualifications:
As a certified professional accountant, Mr. Massood provides the Board of Directors with critical experience regarding accounting and financial matters. Mr. Massood’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities Columbia Bank serves affords the Board of Directors valuable insight regarding the business and operation of Columbia Bank.

ELIZABETH E. RANDALL Age: 66
Biographical Information:
Commissioner of the Bergen County Improvement Authority and also currently serves as a member of the audit committee of the New Jersey Municipal Excess Liability Fund. From 2004 to 2006, Ms. Randall served on the Bergen County Board of Chosen Freeholders. Prior to that, Ms. Randall served as the New Jersey Commissioner of Banking and Insurance. Ms. Randall also serves as a member of the Board of Directors of the YWCA of Northern New Jersey.

Director Since: 2003
Qualifications:
Ms. Randall’s service as an elected and appointed government official, as well as her prior bank regulatory experience, provides the Board of Directors with invaluable insight into the needs of the local communities that Columbia Bank serves.

PROPOSAL 1 — ELECTION OF DIRECTORS

Two-Year Terms

JAMES KUIKEN Age: 49
Biographical Information:
Mr. Kuiken has served as the Director of Operations of Roche Molecular Systems, Inc., a company that develops, manufactures and supplies diagnostic and blood screening test products, since April 2014. Prior to that time, Mr. Kuiken served in various other capacities at Roche Molecular Systems, Inc.

Director Since: N/A
Qualifications:
Mr. Kuiken’s extensive experience with respect to operational matters at a large multinational corporation will provide the Board of Directors with valuable insight into the operational and business needs of the Company and the Bank.

PAUL VAN OSTENBRIDGE Age: 67
Biographical Information:
Mr. Van Ostenbridge served as President and Chief Executive Officer of Stewardship Financial Corporation and Atlantic Stewardship Bank from 1985 until their acquisition by the Company on November 1, 2019.

Director Since: 2019
Qualifications:
Mr. Van Ostenbridge’s extensive experience in the local banking industry and involvement in business, civic and charitable organizations in the communities Columbia Bank serves affords the Board of Directors with valuable insight regarding the business and operations of Columbia Bank.

One-Year Term

LUCY SORRENTINI Age: 56
Biographical Information:
Ms. Sorrentini has served as the Chief Executive Officer of Impact Consulting LLC, a consulting, coaching and training services company, since April 2015. From June 1998 through March 2015, Ms. Sorrentini served in various positions at Booz Allen Hamilton, including serving as Chief Diversity & Inclusion Officer from 2013 to 2015 and as Principal, Talent Acquisition & Resource Management from 2009 to 2013.

Director Since: N/A
Qualifications:
Ms. Sorrentini’s extensive experience with respect to human capital strategy, and human resources and diversity matters, will provide the Board of Directors with valuable insight into the operational and business needs of the Company and the Bank.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors Continuing in Office
Terms Expiring in 2021

NOEL R. HOLLAND Age: 69	Biographical Information: Partner in the law firm of Andersen & Holland, located in Midland Park, New Jersey, from January 1976 until his retirement in March 2017.
Director Since: 2005
Qualifications:
Mr. Holland’s expertise as a partner in a law firm, and his real estate transactional experience and involvement in business and civic organizations in the communities Columbia Bank serves, provide the Board of Directors with valuable insight. Mr. Holland’s years of providing legal counsel and operating a law office position him well to continue to serve as a director of a public company.

ROBERT VAN DYK Age: 66
Biographical Information:
President and Chief Executive Officer of Van Dyk Health Care, a health care services company, since July 1994 and the President and Chief Executive Officer of two other hospitals since 1980. He serves on many charitable and civic organizations, including colleges, universities, hospitals, religious organizations and foundations within the communities that Columbia Bank serves. In addition, Mr. Van Dyk has been actively involved in various organizations for the past 20 years, and he served as chairman of two separate national health care organizations.

Director Since: 1994
Qualifications:
Mr. Van Dyk’s strong business background, as well as his experience and expertise with respect to regulated industries, provides the Board of Directors with invaluable insight into the needs of the local communities that Columbia Bank serves.

Term Expiring in 2022

THOMAS J. KEMLY Age: 61
Biographical Information:
Appointed President & Chief Executive Officer of Columbia Bank on December 31, 2011. Mr. Kemly began his career with Columbia Bank on May 18, 1981 as a Management Trainee and held various positions in the accounting department. In 1984, he was promoted to Controller. Mr. Kemly was promoted to Vice President, Chief Financial Officer in 1992 and promoted to Senior Vice President, Chief Financial Officer in 1993. In 2001, he was promoted to Senior Executive Vice President, Chief Administrative Officer and later had his title changed to Senior Executive Vice President, Chief Operating Officer in 2002. Mr. Kemly was appointed to the Board of Directors in 2006 and subsequently promoted to President and Chief Executive

PROPOSAL 1 — ELECTION OF DIRECTORS

Officer in 2011. Mr. Kemly holds Bachelor’s degrees in Business Administration and Psychology from Trenton State College and an MBA in Finance from Fordham University.
Director Since: 2006
Qualifications:
Mr. Kemly’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities Columbia Bank serves affords the Board of Directors valuable insight regarding the business and operation of Columbia Bank. Mr. Kemly’s knowledge of Columbia Financial’s and Columbia Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our President and Chief Executive Officer.

Compensation Discussion and Analysis

The following compensation discussion and analysis (“CD&A”) provides a detailed description of the Company’s executive compensation philosophy, components, and the factors used by the Compensation Committee for determining 2019 compensation for the Named Executive Officers, identified pursuant to the rules of the Securities and Exchange Commission. This discussion should be read in conjunction with the compensation tables and accompanying narrative starting on page 42. For 2019, the following executive officers constituted our Named Executive Officers (collectively, our “NEOs”):
Name	Title
Thomas J. Kemly	President and Chief Executive Officer
Dennis E. Gibney	Executive Vice President and Chief Financial Officer
E. Thomas Allen, Jr.	Senior Executive Vice President and Chief Operating Officer
John Klimowich	Executive Vice President and Chief Risk Officer
Allyson Schlesinger	Executive Vice President, Head of Consumer Banking
Executive Summary
2019 Business Highlights and Results
The Company completed another successful year in 2019. Below are some of the highlights of our financial and operational performance for the year ended 2019 in support of our strategic plan:
•
Through a combination of organic growth and acquisitions, we achieved asset growth of 22%, loan growth of 24%, and deposit growth of 28%.

•
We completed the acquisition of Stewardship Financial Corporation, a commercial bank holding company with approximately $1.0 billion in assets, which was announced in June 2019 and completed in November 2019.

•
In December 2019, we entered into a definitive merger agreement to acquire Roselle Bank, a New Jersey savings bank in the private mutual holding company form of organization, with assets of approximately $435 million.

•
In addition to our acquisition activities, we expanded our market area and customer base with four de novo branches.

•
Our annual net income increased to $54.7 million, or $0.49 per basic and diluted share.

•
Despite the flat yield curve and competitive pricing pressure, which resulted in margin compression, we generated 5.1% net interest income growth and 45.9% noninterest income growth.

•
Our asset quality remained strong with nonperforming assets at 0.08% of total assets at December 31, 2019.

•
Our stock price increased 10.8% in 2019.

•
Our digital strategy implementation continued with the implementation of a state-of-the-art commercial loan origination system, the adoption of a customer relationship management system and the addition of Zelle to facilitate person-to person digital payments.

•
We hired a senior executive to lead Columbia Bank’s efforts to further enhance its technology and digital banking strategies to support the Company’s growth.

Compensation Discussion and Analysis

•
We enhanced the diversity of our executive management and senior management teams, with 33% of our executive management team and 36% of our senior management team being women or ethnically diverse.

•
We repurchased 6.1 million shares of our common stock under our first repurchase program following our minority stock offering and announced the expansion of this repurchase program in December 2019.

Compensation Discussion and Analysis

The following charts highlight our financial performance over the three year period beginning January 1, 2017 and ending December 31, 2019:

Compensation Discussion and Analysis

2019 Executive Compensation Decisions
The four primary elements of our total direct compensation program for our NEOs and a summary of the actions taken by the Compensation Committee regarding those elements during fiscal year 2019 are set forth below.
Compensation Element	Link to Business and Talent Strategies	2019 Actions
Base Salary (Page 31)	• Competitive base salaries help attract and retain executive talent. • Amounts reflect each executive’s experience, performance and contribution to the Company.
•
Base salaries are subject to annual review in December of each year based on the Compensation Committee’s assessment of the executive’s individual performance during the year, a review of peer group practices for similar positions and consideration of base salary in relation to incentive compensation opportunities.

Short-Term Incentives (Page 32)
•
Focus executives on achieving annual financial results that are key indicators of annual financial and operational performance.

•
Each NEO has an individual scorecard that sets forth his or her annual performance goals.

•
2019 goals were based on financial measures important to our business strategy.

•
Design of the PAIP remained consistent with the prior year; while individual scorecards changed as is consistent with past practice.

•
In March 2020, the Compensation Committee approved the incentive payouts for 2019 based on achievement of the performance goals.

Long-Term Cash Incentive Program (Page 34)
•
Represents “variable” amounts of cash compensation based upon continued service and performance achieved relative to three year performance goals.

•
Incentives ensure interests of executives are aligned with Company’s long term strategy.

•
In 2019, no new awards were made under our Cash LTIP as a result of the implementation of our 2019 Equity Incentive Plan and 1∕2 of the awards under our 2018 – 2020 Cash LTIP were eliminated.

•
Due to the deferred payouts under the structure of the Cash LTIP, in 2019 executives received cash based performance payments due to them for performance achieved under the 2017 – 2019 Cash LTIP and under the 2016 – 2018 LTIP.

Compensation Discussion and Analysis

Compensation Element	Link to Business and Talent Strategies	2019 Actions
Long-Term Equity Incentive Compensation (Page 35)
•
Rewards 3-year financial results that correlate to long-term shareholder value.

•
Encourages retention of our executive team through the use of multi-year vesting.

•
Aligns the compensation interests of our executives with the financial interests of our shareholders.

•
Encourages growth in our stock price.

•
2019 awards for all NEOs consist of a combination of performance-based restricted stock, time-based restricted stock, and time-based stock options.

•
2019 is the first year in which equity-based awards were granted; previously awards were cash-based only.

•
Initial one-time awards were granted to all NEOs and other key executives.

With respect to long-term equity incentive compensation, prior to 2018, we were a mutually-owned company and as such did not have the ability to provide equity incentives to our executives or non-employee directors. In April 2018, we completed our initial public offering, selling 46% of our outstanding common stock to our depositors and members of our community. Following our initial public offering, we adopted, and in June 2019 our shareholders approved, an equity incentive plan, which for the first time allows us to grant equity awards to our eligible employees and our non-employee directors. The equity incentive plan provides us with greater ability to attract, retain and motivate our NEOs and other executive team members and to align the interests of our leadership team with the interests of our shareholders. See discussion below under “Elements of 2019 Compensation Program — Long-Term Incentives — Equity Incentive Plan.”
Executive Compensation and Shareholder Engagement
The Compensation Committee utilizes the following practices to ensure that executive compensation is aligned with shareholder interests:
•
A significant portion of equity compensation is performance-based.

•
Long-term cash incentive plan awards are performance-based.

•
Short-term incentive payments are performance-based.

•
Performance-based equity awards also contain employment-based vesting requirements.

•
Executive stock ownership guidelines require executives to own and maintain a meaningful ownership position.

•
Incentive compensation is subject to recoupment under the Company’s “clawback” policy.

•
Employment agreement change in control provisions require a “double trigger” to be paid.

•
Employment agreements do not contain tax gross-ups.

The Compensation Committee believes that each of these elements provides a meaningful reward opportunity to the NEOs, focuses our leadership team on our short-term and long-term strategic objectives and links realized pay directly to performance.

Compensation Discussion and Analysis

Executive Compensation Philosophy
OBJECTIVE	COMPENSATION DESIGN CRITERIA
Accountability for Business Performance
•
Tie compensation in large part to the Company’s financial and operating performance, so that executives are held accountable for the performance of the business for which they are responsible and for achieving the Company’s Annual Business Plan.

Accountability for Long-Term Equity Performance	• Include meaningful incentives to create long-term shareholder value while not promoting excessive risk taking.
Competition	• Reflect the competitive marketplace so we can attract, retain, and motivate talented executives throughout the volatility of business cycles.
Important Corporate Governance Policies
Our 2019 executive compensation program was based on the compensation philosophy adopted by our Compensation Committee and reflected the advice of the Compensation Committee’s independent compensation consultants (see page 26). The Compensation Committee is guided by the following key principles in determining the compensation structure for our executives:
WHAT WE DO	WHAT WE DON’T DO

✓
Use independent compensation consultants

✓
Have stock ownership guidelines

✓
Use competitive benchmarking for NEO compensation and non-employee director compensation

✓
Use meaningful incentives in our executives’ compensation that create long-term shareholder value while not incentivizing excessive risk-taking.

✓
Grant equity that vests over multiple years

✓
Have short and long term incentive plans based on performance

✓
Limit perquisites to NEOs

✓
Recoupment of incentive compensation through clawback policy

✕
No tax gross ups

✕
No pledging of our stock

✕
No hedging

✕
No unapproved trading plans

✕
No dividends on unvested/unearned equity

✕
No excessive risk creation

✕
No repricing of stock options

✕
No “single trigger” change in control severance under employment agreements

Factors for Determining Compensation
Role of Compensation Committee
The Compensation Committee is made up of independent directors as required under the Nasdaq listing rules. Details on the Compensation Committee’s functions are described in the Committee’s charter, which has been approved by the Board and is available on our Investor Relations website.
The Compensation Committee has the authority to obtain advice and assistance from internal or external legal, human resources, accounting or other experts, advisors, or consultants as it deems desirable or appropriate. The Compensation Committee has sole authority to retain and terminate any

Compensation Discussion and Analysis

compensation consultant and to approve the fee and the terms of engagement. For 2019, the Compensation Committee engaged two independent consulting firms, each of which specializes in executive compensation.
In 2019, the Compensation Committee reviewed and approved all aspects of compensation plans and policies applicable to the NEOs, including participation and performance measures. In carrying out its duties, the Compensation Committee considered the relationship of corporate performance to total compensation; set salary and bonus levels and equity-based awards for executive officers; and reviewed the adequacy and effectiveness of various compensation and benefit plans. The Chair of the Compensation Committee reported committee actions to the Board following each committee meeting.
The Compensation Committee worked closely with Mr. Kemly to review and discuss his recommendations for the NEOs and other executive officers. The Compensation Committee also considered the market and peer group analysis provided by the compensation consultants to assess market practices, the mix of fixed and variable compensation, and the levels of compensation for each executive. The Compensation Committee reviewed and approved individually-determined salary increases for the other NEOs as recommended by Mr. Kemly for the 2019 calendar year.
The Compensation Committee reviewed and accepted the self-evaluation (including relevant quantitative and qualitative accomplishments) of Mr. Kemly for the 2019 calendar year and provided feedback to Mr. Kemly. The Compensation Committee used this evaluation in making compensation decisions concerning Mr. Kemly and approved a base salary increase for Mr. Kemly as recommended by the Chair of the Compensation Committee for the 2019 calendar year.
Role of CEO and Management
Members of our senior management team attend regular meetings in which executive compensation, Company performance, individual performance and competitive compensation levels and practices are discussed and evaluated. Only the Compensation Committee members can vote on decisions regarding NEO compensation. The CEO does not participate in the deliberations of the Compensation Committee with respect to his own compensation.
The Compensation Committee believes that even the best advice of a compensation consultant or other outside advisors must be combined with the input from senior management and the Compensation Committee’s own individual experiences and judgment to arrive at the proper alignment of compensation philosophy, programs, and practices. Members of senior management worked with the Compensation Committee to provide perspectives on reward strategies and how to align those strategies with the Company’s business and management retention goals. They provided feedback and insights into the effectiveness of the Company’s compensation programs and practices. The Compensation Committee looked to the CEO, other members of executive management, and outside legal counsel for advice in the design and implementation of compensation plans, programs, and practices. In addition, the CEO and other members of executive management at times attended portions of Compensation Committee meetings to participate in the presentation of materials and to discuss management’s point of view regarding compensation issues.
Role of Independent Compensation Consultants
In 2019, the Compensation Committee retained the services of an independent compensation consultant, GK Partners Inc. (“GK Partners”), to perform a competitive assessment of the Company’s executive and director compensation programs, as well as to provide guidance on the changing regulatory environment governing executive compensation. The annual executive and director assessments include, but are not limited to, an assessment of the Company’s financial performance relative to its peers, an assessment of the Company’s compensation program compared to its peers, recommendations for total cash compensation opportunities (base salary and cash incentives), and a comparative benchmark study of executive compensation and non-employee director compensation.

Compensation Discussion and Analysis

A representative of GK Partners attended Compensation Committee and Board meetings during 2019, upon request, to review compensation data and participate in general discussions on compensation and benefits for the NEOs and the Board members. While the Compensation Committee considered input from GK Partners when making compensation decisions, the Compensation Committee’s final compensation decisions reflect many factors and considerations.
During 2019, the Compensation Committee also retained the services of a second independent compensation consultant, McLagan, which is part of the Rewards Solution practice at Aon (“McLagan”), to advise the Compensation Committee in connection with the development and implementation of the Columbia Financial, Inc. 2019 Equity Incentive Plan (“2019 Equity Incentive Plan”) and the equity awards made under the plan to the NEOs and non-employee directors. A representative of McLagan attended Compensation Committee and Board meetings during 2019, upon request.
Aon Risk Services and Aon Retirement Services, affiliates of McLagan, are the Company’s current insurance brokerage and actuarial services providers, respectively. The Company paid fees of approximately $223,604 to those two entities in 2019 for insurance brokerage and actuarial services related to the Company’s retirement plans. Additionally, the Company paid McLagan $7,975 for survey data regarding non-executive compensation data. The insurance brokerage and actuarial services provided to the Company by Aon Risk Services and Aon Retirement Services were approved by Company management in the ordinary course of business. McLagan and its affiliates have established and followed various policy and practice safeguards between the compensation consultants engaged by the Compensation Committee and the other Aon service providers to the Company, which are designed to help ensure that the Compensation Committee’s compensation consultants continue to fulfill their role in providing objective, unbiased advice. McLagan provided the Compensation Committee with its assessment of the various independence factors specified by applicable rules and regulations promulgated by the Securities and Exchange Commission and Nasdaq, and the various policy and practice safeguards implemented by McLagan, to ensure that conflicts of interest or independence is not compromised in the provisioning of its services to the Compensation Committee.
The Compensation Committee considered the independence of each McLagan and GK Partners Inc. under applicable SEC and Nasdaq listing rules and concluded there was no conflict of interest with respect to each consultant.
Risk Considerations in Compensation Program
The Compensation Committee has assessed the Company’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our Compensation Committee has also assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; a program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to company strategy. Although the Compensation Committee reviews all compensation programs, it focuses on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.
Based on the foregoing, we believe that our compensation policies and practices do not create significant inappropriate or unintended risk to the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Compensation Discussion and Analysis

Peer Group and Benchmarking
The Compensation Committee believes benchmarking is a useful method to gauge both the compensation level and compensation mix for executives within competitive job markets that are relevant to the Company. Competitive benchmarking is one of many factors considered by the Compensation Committee in making executive compensation decisions. The Compensation Committee generally reviews data gathered from the proxy statements of our peer group (as defined below) as well as industry surveys for benchmarking purposes in its review and analysis of base salaries, discretionary bonuses and short-term and long-term cash incentives, and equity grants to establish our executive compensation program. The Compensation Committee reviews the peer group annually and updates the peer group as appropriate to ensure that the peer group continues to consist of financial institutions with business models and demographics similar to the Company.
In 2018, GK Partners was commissioned to conduct an annual comparative marketplace benchmarking study of NEO and non-employee director cash and equity compensation among a selected group of twenty (20) suitable peer comparator banking companies. GK Partners identified the 20 comparator companies based on the following factors: asset size, profitability, rates of return, market capitalization, location and lines of business.
The Compensation Committee reviewed and accepted the recommendations of GK Partners concerning the selection and composition of the executive and Board compensation comparator peer group based on the Compensation Committee’s review of a detailed analysis of 12 directly relevant financial and operational metrics pertaining to the appropriate selection of the peer companies. These factors included: total assets, net income, ROE, ROAA, EPS, market capitalization, non-interest income, efficiency ratio, loan to asset ratio, loan to deposit ratio, number of full time employees, and net income per employee. The peer group was approved by the Compensation Committee in 2018 for purposes of determining executive compensation and compensation of non-employee directors for 2019 and included publicly traded banks and thrifts with assets between approximately $4.0 billion and $9.8 billion as of December 31, 2017 from the Northeast and Mid-Atlantic regions. The median asset size of the peer group was $5.4 billion, placing the Company at just slightly above the 50th percentile in asset size, with asset size at year end 2017 of  $5.8 billion. The resulting peer group used for purposes of determining 2019 compensation consisted of the following financial institutions:
Beneficial Bancorp, Inc.	$5.9B	NBT Bancorp, Inc.	$9.1B
Bridge Bancorp, Inc.	4.3B	Northfield Bancorp, Inc.	4.0B
Brookline Bancorp, Inc.	6.8B	OceanFirst Financial Corp.	5.4B
ConnectOne Bancorp, Inc.	5.1B	Oritani Financial Corp.	4.1B
Customers Bancorp, Inc.	9.8B	Peapack-Gladstone Fin. Corp.	4.3B
Dime Community Bancshares, Inc.	6.4B	Provident Financial Services, Inc.	9.8B
Flushing Financial, Inc.	6.3B	Trustco Bank Corp.	4.9B
Kearny Financial Corp.	4.8B	United Financial Bancorp	7.1B
Lakeland Bancorp, Inc.	5.4B	Univest Corp. of PA	4.6B
Meridian Bancorp, Inc.	5.3B
In June 2019, GK Partners conducted a review of the Company’s 2019 compensation peer group, taking into account 2018 year-end financial data for comparator companies consisting of the same twelve factors discussed above, the Company’s then pending acquisition of Stewardship Financial Corporation and the Company’s internal asset growth. Based on such review, GK Partners recommended changes to the 2019 peer group to better reflect the companies that would be more relevant from size and business model perspectives. The Compensation Committee determined that the recommended adjustments to the 2019 peer group were appropriate and approved an updated peer group for the Company for 2019, which included publicly traded banks and thrifts with assets between approximately $5.5 billion and $13.8 billion as of December 2018, primarily from the

Compensation Discussion and Analysis

Northeast and Mid-Atlantic regions. The median asset size of the adjusted peer group was $7.9 billion, placing the Company just below the 50th percentile in asset size, taking into account the $1 billion increase in the Company’s assets resulting from the closing in 2019 of the acquisition of Stewardship Financial. The following sets forth the additions and deletions to the 2019 peer group set forth above:
Deletions	Additions	Assets
Beneficial Bancorp, Inc. (acquired)	Berkshire Hills, Bancorp, Inc.	$12.2B
Bridge Bancorp, Inc.	Community Bank Systems, Inc.	10.6B
Northfield Bancorp, Inc.	Eagle Bancorp, Inc.	8.4B
Oritani Financial Corp.	Independent Bank Corp.	8.9B
Peapack-Gladstone Fin. Corp.	Independent Bank Group	9.8B
Trustco Bank Corp.	Sandy Spring Bancorp, Inc.	8.2B
Univest Corp. of PA	Union Bankshares Corp.	13.7B
	WSFS Financial Corp.	7.2B
In 2019, the Compensation Committee engaged McLagan to serve as a special consultant to the Committee in connection with the implementation of 2019 Equity Incentive Plan and the initial awards made thereunder. As equity awards made following an initial public offering or second-step conversion of a mutual institution (including mutual holding company conversions, second-step conversions and standard conversions, collectively referred to herein as “converted institutions”) are larger than typical annual equity grants by other public financial institutions, McLagan assisted the Compensation Committee in developing a comparative peer group for reference in designing the 2019 Equity Incentive Plan and for making equity awards under that plan. McLagan examined the grant practices of other converted institutions to assist the Committee in establishing parameters regarding competitive practices, regulatory considerations and shareholder responses. McLagan developed a list of institutions that converted since 2009 that included mutual holding company conversions, regardless of asset size, and second-step conversions and standard conversions with assets greater than $900 million. This list was presented to the Compensation Committee along with McLagan’s recommendation of 15 converted institutions to form the peer group, and after review and discussion the Committee approved the recommended peer group. The 2019 peer group that was utilized for purposes of award grants to the NEOs and the non-employee directors consisted of the following converted institutions:
MHCs/Standard Conversions	Assets*	Second-Step Conversions	Assets*
HarborOne Bancorp, Inc. (MHC)	$2.3B	Kearny Financial Corp.	$4.2B
Provident Bancorp, Inc. (MHC)	$699.0M	Beneficial Bancorp, Inc.	$4.8B
First Northwest Bancorp	$937.0M	Meridian Bancorp, Inc.	$3.2B
Entegra Financial Corp.	$904.0M	Investors Bancorp, Inc.	$17.5B
Blue Hills Bancorp, Inc.	$1.7B	Clifton Bancorp, Inc.	$1.2B
Home Trust Bancshares, Inc.	$1.6B	Northfield Bancorp, Inc.	$2.8B
First Connecticut Bancorp, Inc.	$1.6B	Oritani Financial Corp.	$2.5B
Franklin Financial Corporation	$1.1B

* Represents asset size following the conversion transaction.
As Columbia was larger than all but one peer, and significantly larger than most peers, for purposes of determining awards to the CEO and the other NEOs, the Committee considered the award practices of all peers, but gave the greatest consideration to those peers that most recently awarded post-conversion equity grants and to those peers closest in size to Columbia. The same analysis was used with respect to awards to non-employee directors.

Compensation Discussion and Analysis

Employment Agreements with our NEOs
The Compensation Committee believes that employment agreements are necessary to attract and retain qualified executives and ensure the stability of our executive management team. Our employment agreements with our NEOs generally set forth the terms of the executive’s employment with the Company and also promise severance benefits if the executive is involuntarily terminated without cause or, in some cases, if the executive voluntarily terminates his or her employment for good reason. The retention of key management is essential to and in our shareholders’ best interests. The Compensation Committee believes reasonable severance benefits help ensure the continued dedication and efforts of management without undue concern for or distraction by their personal, financial and employment security. Similarly, in the context of a change in control, the Compensation Committee believes that employment agreements effectively motivate executives to remain engaged and strive to create shareholder value in the event the Company is targeting another company for acquisition, despite the risk of job loss or the loss of equity vesting opportunity. In addition, these severance arrangements are necessary to attract and retain qualified executives who may have other job alternatives that may appear to them to be less risky absent these arrangements. For a description of the terms of the employment agreements with our NEOs, see the discussion below on page 38.
Elements of 2019 Compensation Program
The various elements of our 2019 compensation program are intended to reflect our compensation philosophy and: (i) provide an appropriate level of financial certainty through fixed compensation, (ii) ensure that a significant portion of the compensation program is at-risk based on performance, (iii) ensure that at least 30% of equity compensation is at-risk based on performance, and (iv) create a balance of short-term and long-term incentives.
COMPENSATION ELEMENT	PURPOSE
Base Salary
•
Provide financial predictability and stability through fixed compensation;

•
Provide a salary that is market competitive;

•
Promote the retention of executives; and

•
Provide fixed compensation that reflects the scope, scale and complexity of the executive’s role.

Short-Term Incentives
•
Align management and shareholder interests;

•
Provide appropriate incentives to achieve our annual operating plan;

•
Provide market competitive cash compensation when targeted performance objectives are met;

•
Provide appropriate incentives to exceed targeted results; and

•
Pay meaningful incremental cash awards when results exceed target and pay below market cash awards when results are below target.

Long-Term Incentives
•
Align management and long-term shareholder interests;

•
Balance the short-term nature of other compensation elements with long-term retention of executive talent;

•
Focus our executives on the achievement of long-term strategies and results; and

•
Support the growth and operational profitability of the Company.

Compensation Discussion and Analysis

COMPENSATION ELEMENT	PURPOSE
Employment Agreements
•
Enable us to attract and retain talented executives;

•
Protect Company interests through appropriate post-employment restrictive covenants, including non-competition and non-solicitation;

•
Ensure management is able to analyze any potential change in control transaction objectively; and

•
Provide for continuity of management in the event of a change in control.

Non-Qualified Retirement and Deferred Compensation Benefits	• Provide supplemental retirement benefits to certain executives who are disallowed benefits under the Company’s qualified benefit plans due to IRS limits.
Other Benefits
•
Provide participation in the same benefits programs as our other employees, including our ESOP;

•
Provide participation in an ESOP SERP for supplemental retirement benefits; and

•
Limit special benefits and perquisites and use as competitively appropriate and necessary only to attract and retain executive talent.

Base Salary
Our NEO base salaries are set at levels that are intended to reflect the competitive marketplace in attracting, retaining, motivating and rewarding high performing executives. In determining base salaries, the Compensation Committee considers the following elements: (i) individual performance based on experience and scope of responsibility, (ii) non-financial performance indicators including strategic developments for which an executive has responsibility and managerial performance, (iii) compensation paid by peers, (iv) functionality of the executive management team, (v) economic conditions in the Company’s market areas and (vi) analyses or guidance from independent consultants during the annual review process. The base salaries are intended to compensate the NEOs for the day-to-day services performed for the Company and the Bank.
In establishing base salaries for our NEOs for 2019, the Compensation Committee reviewed the factors discussed above and determined that base salary increases were appropriate given our strong financial performance in 2018, our transition to a public company, our relative positioning to our peers and to maintain competitive base salaries. Mr. Klimowich received a larger base salary increase to account for larger competitive deficits to the base salary of the peer group for a comparable role. Below are changes to NEO base salaries from 2018 to 2019.

Compensation Discussion and Analysis

NEOs	2018 Base Pay(1) $	2019 Base Pay(1) $	% Change
Thomas J. Kemly	745,000	775,000	4.03
Dennis Gibney	382,000	392,000	2.62
E. Thomas Allen	445,000	450,000	1.12
John Klimowich	285,000	330,000	15.79
Allyson Schlesinger	350,000	365,000	4.29

(1)
Amounts in table represent NEO base salaries at the end of the period presented.

Short-Term Incentives
Performance Achievement Incentive Plan.   We maintain an annual cash incentive plan — the Performance Achievement Incentive Plan (“PAIP”) — that is designed to align the interests of our employees with the overall performance of the Company. All exempt employees (excluding commissioned employees), including the NEOs, are eligible to participate in the PAIP, subject to certain eligibility requirements. A participant is eligible to earn a target incentive award for a calendar year defined as a percentage of the participant’s base salary. For 2019, the participant’s target incentive opportunity was adjusted based on the Company’s return on average assets, as was done in prior years, and net interest margin for the year and the participant was eligible to earn a percentage of the adjusted target incentive based on achievement of a combination of overall Company, department/team and individual performance goals. Awards for the NEOs are approved by the Compensation Committee.
The Compensation Committee reviewed our 2019 Business Plan approved by our Board and the key performance measures for our business and information related to our peer group provided by GK Partners and, based on such review, decided to retain the general bonus metrics from 2018 when designing our 2019 PAIP, except that net interest margin was added as a metric. Additionally, the 2019 PAIP performance metrics were designed to allow for payouts to be determined within the range of a threshold to a maximum, with maximum targets reflecting stretch goals that aligned with our 2019 Business Plan. The 2019 PAIP payout was capped at 125% of target as the Compensation Committee believed this cap was market competitive for short-term incentives. Actual payouts were based on the level of achievement of the performance metrics subject to the Compensation Committee’s ability to exercise discretion to make such adjustments for extraordinary one-time items as the Compensation Committee deems appropriate to fairly reflect the Company’s performance for the year. Further details on each of these components of the 2019 PAIP are described below.
When designing the 2019 PAIP and when considering whether we reached the target performance metric for a payout under the 2019 PAIP, the Compensation Committee had the discretion to take into account categories of significant, unplanned and unusual items that would be excluded from the performance metrics, whether the resulting impact was positive or negative, because they distort our operating performance. This practice, which is consistent with the practices of peer group companies, ensures that our executives will not be unduly influenced in their day-to-day decision-making because they would neither benefit, nor be penalized, as a result of certain unexpected and uncontrollable events or strategic initiatives that may positively or negatively affect the performance metric in the short-term. For 2019, the Compensation Committee adjusted the performance metric regarding the achievement of the Bank’s performance to budget to account for the impact of expenses related to the Company’s acquisition of Stewardship Financial Corporation.
The performance measure for the 2019 PAIP included various corporate goals depending on the individual roles and responsibilities of each NEO, with each NEO’s individual scorecard setting forth the weightings assigned to each performance measure, and also included individual performance goals.

Compensation Discussion and Analysis

The following table summarizes the thresholds, targets, and maximum parameters and actual 2019 performance for each of the applicable financial metrics selected under the 2019 PAIP:
2019 Performance Measures*	Threshold Parameter (Dollars in Millions)	Target Parameter (Dollars in Millions)	Stretch Parameter (Dollars in Millions)	2019 Actual Performance (Dollars in Millions)
Net Income	$48.00	$52.00	$56.00	$55.90
Efficiency Ratio	60.40%	59.40%	58.40%	61.90%
Asset Growth – Ending Asset Balance	$7,100	$7,400	$7,700	$8,172
Total Non-Performing Balances (incl. REO)	$12.00	$5.00	$2.50	$6.70
NIM Improvement	2.52%	2.56%	2.60%	2.52%
Total Branch Deposit Growth	5.00%	10.00%	15.00%	10.26%
Total Commercial DDA Growth	10.00%	25.00%	35.00%	12.49%
Total Consumer DDA Deposit Growth	5.00%	15.00%	20.00%	16.71%
Consumer Loan Origination	$630.00	$755.00	$880.00	$673.30
Budget Expense/Fee Revenue	390.80%	339.9%	288.90%	331.99%

*
Payouts earned for intermediate performance levels are determined using straight line interpolation. Individual performance measures which do not have specific dollar or percentage thresholds but rather are tied to department performance or similar measures are not included in table but are set forth in the table below.

The weighting assigned to each NEO in the categories that are applicable to them are set forth below:
2019 Performance Measures*	Mr. Kemly	Mr. Gibney	Mr. Allen	Mr. Klimowich	Ms. Schlesinger
Net Income	35.0%	20.0%	30.0%
Efficiency Ratio	20.0%	20.0%	10.0%
Asset Growth – Ending Asset Balance	35.0%		25.0%
Total Non-Performing Balances (incl. REO)	10.0%		10.0%
NIM Improvement		20.0%
Total Branch Deposit Growth					15.0%
Total Commercial DDA Deposit Growth					15.0%
Total Consumer DDA Deposit Growth					20.0%
Consumer Loan Origination					20.0%
Budget Expense/Fee Revenue					10.0%
Achieve Technology Initiatives			25.0%
Department Budget Realization				20.0%
Bank Performance to Budget		20.0%
Other*		20.0%		80.0%	20.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

*
The “Other” category includes overall individual and/or department performance that is directly relevant to the NEOs position and the performance of the business unit under their purview and generally relates to non-revenue producing items, other than with respect to Ms. Schlesinger.

Compensation Discussion and Analysis

For purposes of determining the level of achievement for each of the performance measures under the 2019 PAIP, the Compensation Committee reviewed the applicable financial metrics, as derived from our 2019 financial results, and the individual and department metrics. For the 2019 performance year, the Compensation Committee certified achievement of the pre-established performance measures for the CEO and each of the other NEOs as reflected in the table above.
In 2019, the successful execution of individual and departmental strategic objectives coupled with the Company’s financial performance resulted in payouts generally ranging between 81.1% and 115.0% of each NEO’s target 2019 PAIP opportunity, as is set forth below.
NEO	Target Opportunity ($)	Payout as a Percent of Target Opportunity (%)
Thomas J. Kemly	503,750	96.7
Dennis Gibney	210,210	81.1
E. Thomas Allen	241,313	103.0
John Klimowich	141,570	115.0
Allyson Schlesinger	151,140	101.4
The actual dollar amounts earned by our NEOs in fiscal year 2019, pursuant to the 2019 PAIP, are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.
Discretionary Bonus Payments.   We limit the use of discretionary bonus payment to extraordinary circumstances to rectify inequities or recognize outstanding performance. In 2019, the Company made a discretionary bonus payment to Mr. Gibney in the amount of  $50,000 in recognition of his outstanding performance with respect to the two acquisitions we announced in 2019, one of which closed in November 2019.
Long-Term Incentives
Cash Incentive Plan.   We maintain a long-term cash incentive plan - the Long-Term Incentive Plan (“Cash LTIP”) - that is focused on ensuring alignment and commitment to achieving long-term financial results for Columbia Bank. Our NEOs participate in the Cash LTIP. Prior to 2019, LTIP awards were granted annually using a three-year performance period. A participant is eligible to earn a target LTIP cash award for a performance period defined as a percentage of the participant’s base salary. The participant is eligible to earn a percentage of the target award for a performance period based on achievement of one or more performance measures established by the Compensation Committee of the Board for that performance period. Once the Compensation Committee determines achievement of the performance goals for a performance period, two-thirds of the earned amount will be paid in cash within two and a half months following completion of the performance period and one-third of the earned amount will be paid in cash one year later subject to continued employment of the participant during that year.
For 2019, the 2019 Equity Incentive Plan replaced the Cash LTIP, and as a result no new cash awards were made in 2019. With respect to awards under the Cash LTIP for the 2018 – 2020 (“2018 Cash LTIP”) performance cycle, the equity awards made to our NEOs under the 2019 Equity Incentive Plan awards replaced one-half of the earning opportunity under the 2018 Cash LTIP awards granted for the 2018 – 2020 performance period.

Compensation Discussion and Analysis

The metrics for the 2017-2019 Cash LTIP (“2017 Cash LTIP”), including the threshold and target levels and the actual results are set forth below. The weighting for each metric was 25%.
Metric	.75% Threshold	1.0% Target	1.25% Stretch
ROAA	0.70%	0.84%	0.92%
Efficiency Ratio	60.00%	58.00%	56.00%
Capital	10.75%	11.00%	11.25%
NPA to Assets	0.75%	0.50%	0.40%
Actual Performance for the 2017 – 2019 performance period for the 2017 Cash LTIP is set forth below:
Metric	2017	2018	2019	3 Year Avg.	Payout
ROAA	0.84%	0.82%	0.79%	0.82%	96.4%
Efficiency Ratio	58.70%	58.80%	61.90%	59.80%	77.5%
Capital	11.21%	12.60%	10.31%	10.31%	125.0%
NPA to Assets	0.13%	0.04%	0.08%	0.08%	125.0%
				Weighted Avg.	106.1%
In 2019, the successful execution of the Company’s business plan coupled with the Company’s financial performance resulted in the NEOs earning incentive payments under the 2017 Cash LTIP as follows:
NEO	Incentive Opportunity (%)	Actual Incentive Opportunity Earned (%)
Thomas J. Kemly	45	47.7
Dennis Gibney	30	31.8
E. Thomas Allen	40	42.4
John Klimowich	30	31.8
Allyson Schlesinger	30	31.8
In 2019, the NEOs received the initial two-thirds payment due to them for achievement of awards under the 2017 Cash LTIP and received the final one-third payment due to them for achievement of awards under the Cash LTIP 2016 – 2018 performance period. The actual dollar amounts earned by our NEOs in fiscal year 2019 for prior performance periods under the Cash LTIP are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.
Equity Incentive Plan.   At the Company’s Annual Meeting of shareholders held on June 6, 2019, shareholders of the Company approved the 2019 Equity Incentive Plan. Prior to our mutual-to-stock conversion in 2018 and adoption of the 2019 Equity Incentive Plan, we did not have the ability to grant equity-based incentive awards to our employees, a limitation that many of our competitors did not face. This limitation posed challenges in recruiting key individuals from the competitive market, retaining critical employees through the use of multi-year vesting periods, aligning executive pay and corporate performance over a medium to long-term time period and aligning the compensation interests of our executives and directors with those of our shareholders. We believe that the addition of an equity component to our executive compensation program gives us a useful tool to more efficiently accomplish those objectives.
The 2019 Equity Incentive Plan was designed to conform to bank regulatory requirements and is consistent with the equity incentive plans of other similarly situated financial institutions that converted to public companies, either through a mutual holding company initial offering, a standard conversion or a second-step conversion (referred to as, “conversion transactions”). Equity plans adopted in

Compensation Discussion and Analysis

connection with conversion transactions are unique in their structure and vesting and typically utilize a mix of stock options and restricted stock awards in making initial awards under such plans, which awards tend to be larger than equity grants made by other public companies, in part to recognize significant contributions to the success of such converted institutions prior to becoming a public company.
In considering equity award grants under the 2019 Equity Incentive Plan to our NEOs, other executives and our non-employee directors, we considered the bank regulatory guidelines, awards made by peer group companies that had undergone conversion transactions (see page 28 above under “Peer Group and Benchmarking”), a desire to recognize the role of all of our senior vice presidents and other eligible employees in contributing to our success and to recognize the role and contribution to our success over the last several years and the expected contribution of such individuals on a going forward basis. With these principles in mind, we made initial grant awards in July 2019 to 155 of our employees and all of our non-employee directors.
In 2019, we made awards under the 2019 Equity Incentive Plan to each of our NEOs taking into account a number of factors, including individual and corporate performance, tenure with the organization and future potential to impact our organization. In addition, we considered the fact that our executive team had never previously had the ability to participate in organizational value growth through equity ownership, as well as our shareholders’ expectations of significant equity ownership for executives. We also considered common industry practice for both the prevalence and magnitude of equity awards following a conversion transaction, with reference to the post-conversion peer group discussed above on page 29.
The Compensation Committee intends the 2019 equity awards to cover a multi-year period, as reflected through the multi-year performance and vesting periods of the grants. As such, we do not anticipate granting additional equity awards to our current executive officers for a period of years. This philosophical approach is consistent with typical industry practice for post-conversion financial institutions.
The purpose of our long-term equity incentive program is to further align the long-term interests of management with those of our shareholders and help retain our key talent. These objectives must be balanced such that successful, high-achieving employees remain motivated and committed even in periods of temporary market downturns or volatility in our performance as well as the periods where we undertake strategic transactions that may create uncertainty.
An overwhelming majority of the companies in the post-conversion peer group list on page 29 utilized only time-vested equity awards in making post-conversion stock awards to their NEOs, and did not include performance contingencies on any awards for NEOs. This finding was consistent with typical historical practice for equity awards at converted institutions. However, our Board of Directors and the Compensation Committee believe that given the Company’s compensation philosophy a meaningful portion of an executive’s compensation should be at risk based on performance, including post-conversion equity awards. After also considering the size of the initial grants under the plan, our Board of Directors determined that it was appropriate for performance-vested awards to make up a meaningful portion of the initial grants to the NEOs.
In consideration of balancing these objectives, awards made under the 2019 Equity Incentive Plan provide 30% of the awards to our NEOs in the form of performance-vested restricted stock, 30% in the form of time-vested restricted stock and 40% in the form of time-vested stock options.
•
Performance-vested restricted stock provides an incentive for future performance over a multi-year period, put the rewards for executives at meaningful risk and enhance alignment between corporate performance and executive compensation.

•
Time-vested restricted stock provides a significant retention incentive and enhances alignment between the interests of our executives and our shareholders.

Compensation Discussion and Analysis

•
Stock options provide an incentive to increase our stock price, which directly aligns with shareholder value.

Performance-Vested Restricted Stock
Thirty percent (30%) of the 2019 equity awards to our NEOs consist of performance-vested restricted stock, which contain both performance and service conditions that extend for a period of three years from the date of grant. In choosing the performance measures for the performance-based equity awards, the Compensation Committee considered data provided by its compensation consultants as well as data provided the executive team and determined these measures are appropriate as they are key to the success of our business strategy, contribute to the long-term viability of the Company, and build the Company’s franchise value. In addition, the Compensation Committee believes that these are appropriate incentives to encourage management to focus on the profitability, targeted growth and risk management of the Company.
The performance conditions consist of the following three-year metrics, which will be measured over the period from January 1, 2019 through December 31, 2021:
Performance Metric	Incentive Weighting
Cumulative Earnings Per Share	34%
Return on Average Assets	33%
Non-performing Assets as % of Total Assets	33%
The awards contingent on the EPS and ROAA metrics have established threshold and target levels for both performance goals and resulting payouts. The percentage of awards earned at the varying performance levels for those goals are shown below:
Performance Level	Payout Percentage
Below Threshold	0%
Threshold	50%
Between Threshold and Target	Linearly interpolate between 50% and 100%
Target	100%
Performance under the EPS and ROAA goals will be measured against internal expectations, which the Compensation Committee believes represents meaningfully challenging performance goals which will create value for the organization and shareholders. We have elected not to disclose these forward-looking three-year goals for competitive reasons.
The portion of the awards contingent on non-performing assets will be only be earned if the goal target is achieved. Failure to achieve that target will result in forfeiture of that portion of the performance-vested awards. Performance on the non-performing asset goal will be measured relative to industry performance, as shown below:
Performance Level	NPA/Assets	Percent of Target Goal	Performance Percentage
Below Target	—	0%	0%
Target	>50th percentile of peer group	100%	100%
Performance-vested awards earned on the basis of these performance metrics, if any, will vest 100% on July 23, 2022 provided the recipient is employed by the Company on that date.
Time-Vested Restricted Stock
Thirty percent (30%) of the 2019 equity awards to our NEOs consist of time-based restricted stock awards, with vesting occurring in five equal annual installments provided the recipient is employed by the Company on each of the five anniversaries of the July 23, 2019 grant date.

Compensation Discussion and Analysis

Time-Vested Stock Options
Forty percent (40%) of the 2019 equity awards consist of time-based stock options, with vesting occurring in five equal annual installments provided the recipient is employed by the Company on each of the five anniversaries of the July 23, 2019 grant date.
The Compensation Committee recommended the following awards to be granted to the NEOs under the 2019 Equity Plan and the Board approved such recommendation:
	Performance-Vested Restricted Stock		Time-Vested Restricted Stock		Stock Options		Total 2019 Equity Plan Awards — Grant Date Value ($)
Name	# of Shares	Grant Date Value ($)	# of Shares	Grant Date Value ($)	# of Options	Grant Date Value ($)
Thomas J. Kemly	134,135	2,092,506	134,134	2,092,490	656,471	2,790,002	6,974,998
Dennis Gibney	49,038	764,993	49,039	765,008	240,000	1,020,000	2,550,001
E. Thomas Allen	57,692	899,995	57,693	900,011	282,353	1,200,000	3,000,006
John Klimowich	38,462	600,007	38,461	599,992	188,235	799,999	1,999,998
Allyson Schlesinger	31,731	495,004	31,731	495,004	155,294	660,000	1,650,008

(1)
Reflects the aggregate grant date fair value of restricted stock awards granted within 2019 under the 2019 Equity Incentive Plan, calculated in accordance with FASB ASC Topic 718 for stock-based compensation. The amounts were calculated based on the Company’s stock price on the date of grant, which was July 23, 2019 for all named executive officers.

(2)
Determined based upon achievement of target performance for the performance-based awards.

Retirement Benefits and Deferred Compensation
We maintain broad-based tax-qualified pension, tax-qualified employee stock ownership, and tax-qualified 401(k) plans. Generally, all employees of the Company are eligible to participate in these plans, including the NEOs. However, the pension plan was closed to new participants effective October 1, 2018.
In addition to the tax-qualified plans described above, we provide our NEOs and other highly compensated employees with benefits under a nonqualified retirement and deferred compensation plans, as described below.
See the narrative accompanying the pension benefit tables and nonqualified deferred compensation tables for details regarding these plans as well as the discussion of such plans below under “Executive Compensation.”
Other Benefits
We provide our NEOs with a set of core benefits that are generally available to our other full-time employees (e.g., coverage for medical, dental, vision care, prescription drugs, and basic life insurance and long-term disability coverage), plus voluntary benefits that a NEO may select (e.g., supplemental life insurance).
Employment Agreements with Named Executive Officers
We entered into employment agreements with our NEOs in 2018 in connection with our initial public offering. For a detailed description of our employment agreements with our NEOs, please see the section entitled “Summary of Executive Agreements and Potential Payments upon Termination or Change in Control” beginning on page 50.

Compensation Discussion and Analysis

Additional Compensation Practices and Policies
Clawback Policy
In March 2019, the Board adopted a policy for the recoupment of incentive compensation (the “Clawback Policy”). Under the Clawback Policy, if we restate our financial statements, or a financial statement or the calculation of a performance goal or metric is materially inaccurate, the Compensation Committee, in its sole discretion, may require recoupment from our executive officers, including our NEOs, of the portion of any annual or long-term cash or equity-based incentive or bonus compensation paid, provided, or awarded to any executive officer that represents the excess over what would have been paid if such event had not occurred.
Stock Ownership Guidelines
In March 2018, the Board adopted a Share Ownership and Retention Policy that sets forth stock ownership guidelines that are robust and reflect current corporate governance trends. We require our executive officers and non-employee directors to own or acquire shares of Company stock having a fair market value equal to the following amounts:
Title	Amount
President and Chief Executive Officer	5x base salary
Senior Executive Vice Presidents	3x base salary
Executive Vice Presidents	3x base salary
Non-Employee Directors	3x annual fees and retainers for service on the Board
Each of these individuals must fulfill their ownership requirement within five years of becoming subject to the Share Ownership and Retention Policy, and individuals are further required to fulfill 25% and 50% of their ownership requirement within two and three years, respectively, of becoming subject to the Share Ownership and Retention Policy. In the event of a participant receiving a raise in his or her base salary or annual retainer, leading to an increase in the ownership requirement, the participant will be provided additional one year from the time of the increase to achieve the required incremental increase in his or her ownership of shares. For purposes of determining ownership, the following shall be taken into account in computing ownership: (i) shares owned directly by the individual or his or her immediate family members residing in the same household, or shares held through a trust for the benefit of the individual or the individual’s dependent family members residing in the same household; (ii) shares owned through a qualified employee benefit plan, including the 401(k) Plan, or through the ESOP; (iii) share equivalents held in a non-qualified, deferred compensation arrangements; and (iv) 100% of restricted stock, or restricted stock units, the vesting of which is contingent on time or performance.
Each NEO’s and non-employee director’s stock ownership level is reviewed annually by the Company and the Nominating and Governance Committee. As of December 31, 2019, all current NEOs were in compliance with their respective stock ownership levels.
Anti-Hedging and Pledging Policies
In January 2020, the Board adopted a policy that prohibits our directors and officers from hedging the value of our stock by the purchase and sale of puts, calls, options, or other derivative securities based on Company stock, or other transactions related to the monetization of the value of our stock. In addition, our officers, directors and employees are not allowed to pledge Company stock as collateral or acquire Company stock on margin.

Compensation Discussion and Analysis

No Tax Gross Ups
Our employment agreements with our NEOs provide for a “best net benefits” approach in the event that severance benefits under the agreements or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended. The best net benefits approach reduces an executive’s payments and benefits to avoid triggering the excise tax if the reduction would result in a greater after-tax amount to the executive officer compared to the amount the executive officer would receive net of the excise tax if no reduction were made.
Perquisites
We annually review the perquisites that we make available to our named executive officers. The primary perquisites for these individuals include automobile allowances and certain club dues. See “Executive Compensation — Summary Compensation Table” for detailed information on the perquisites provided to our NEOs.
Tax and Accounting Considerations
To the greatest extent possible, we structure our compensation programs in a tax-efficient manner. Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation in excess of  $1 million paid to the CEO or other NEOs and certain former NEOs. Prior to 2018, compensation was specifically exempt from the deduction limit to the extent that it was “performance-based” as previously defined in Section 162(m) of the Internal Revenue Code. For taxable years beginning on and after January 1, 2018, the Tax Cuts and Jobs Act of 2017 generally eliminated the “performance-based” compensation exemption and expanded the $1 million per covered employee annual limitation on tax deductibility to a larger group of named executive officers. In addition, the new tax law also provides that any named executive officer who was a covered employee in taxable years beginning on and after January 1, 2017, will continue to be a covered employee for all subsequent taxable years (even after employment termination). As a result, the Company may not take a tax deduction for any compensation paid to its covered employees in excess of  $1 million annually per covered employee with the exception of  “performance-based” compensation paid pursuant to a written binding contract that was in effect on November 2, 2017, and that was not modified in any material respect on or after such date.
The Compensation Committee believes that tax deductibility is but one factor to consider in developing an appropriate compensation package for executives. As such, the Compensation Committee reserves and will exercise its discretion in this area to design a compensation program that serves the long-term interests of the Company but which may not qualify for tax deductibility under Section 162(m) of the Internal Revenue Code.
In addition to Section 162(m) of the Internal Revenue Code, the Compensation Committee considers other tax and accounting provisions in developing the pay programs for the NEOs, including:
•
The special rules applicable to fair value-based methods of accounting for stock compensation; and

•
The overall income tax rules applicable to various forms of compensation.

While the Compensation Committee generally tries to compensate the NEOs in a manner that produces favorable tax and accounting treatment, the main objective is to develop fair and equitable compensation arrangements that appropriately incentivize, reward, and retain the NEOs and aligns our performance goals with shareholder returns.
Share usage requirements and resulting potential shareholder dilution from equity compensation awards is also considered by the Compensation Committee in determining the size of long-term incentive grants.

Compensation Discussion and Analysis

Compensation Committee Report
The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee:

Noel R. Holland (Chair)
Frank Czerwinski
Henry Kuiken
Robert Van Dyk
April 10, 2020

Executive Compensation

Summary Compensation Table
The following information is furnished for all individuals serving as the principal executive officer and principal financial officer of the Company for the most recently completed fiscal year and the next three most highly compensated executive officers of the Company whose total compensation for 2019 exceeded $100,000.
Name	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Thomas J. Kemly President and Chief Executive Officer	2019	775,000	—	4,184,996	2,790,002	849,735	2,350,329	181,941	11,132,003
	2018	745,000	—	—	—	894,855	—	41,632	1,681,487
	2017	735,000	250,000	—	—	658,353	—	41,018	1,684,371
Dennis J. Gibney Executive Vice President and Chief Financial Officer	2019	392,000	50,000	1,530,001	1,020,000	294,386	153,627	63,976	3,503,990
	2018	382,000	—	—	—	326,138	—	9,840	717,978
	2017	378,000	115,000	—	—	212,248	—	9,683	714,931
E. Thomas Allen, Jr. Senior Executive Vice President and Chief Operating Officer	2019	450,000	—	1,800,006	1,200,000	440,107	974,481	97,269	4,961,863
	2018	445,000	—	—	—	440,155	—	25,676	910,831
	2017	440,000	90,000	—	—	320,783	—	25,508	876,291
John Klimowich Executive Vice President and Chief Risk Officer	2019	330,000	—	1,199,999	799,999	255,760	869,887	50,500	3,176,145
Allyson Schlesinger Executive Vice President, Head of Consumer Banking	2019	365,000	50,000	990,008	660,000	162,100	84,048	69,884	2,381,040

(1)
Reflects salary amounts that include cash compensation earned by each NEO, including any portion of these amounts contributed to the tax-qualified 401(k) plan or the SIM.

(2)
The discretionary bonus paid to Mr. Gibney in fiscal year 2019 was in recognition of his outstanding performance with respect to the two mergers that the Company announced in 2019. Ms. Schlesinger was entitled to a sign on bonus of $50,000 in connection with her employment by the Company in 2018, which was paid in fiscal year 2019.

(3)
Reflects the aggregate grant date fair value of restricted stock awards granted in 2019 under the 2019 Equity Incentive Plan, calculated in accordance with FASB ASC Topic 718 for stock-based compensation. The amounts were calculated based on the Company’s stock price on the date of grant, which was July 23, 2019 for all named executive officers. For the performance-based portion of the 2019 restricted stock awards, the grant date fair value reflects the number of shares that are expected to vest based on the probable outcome of the performance results (i.e., target level of performance). For further information on the assumptions used to compute fair value, see note 13 to the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. These amounts reflect the total grant date fair value for these restricted stock awards and do not correspond to the actual value that will be recognized as income by each of the NEOs when received.

(4)
Reflects the aggregate grant date fair value of stock options granted in 2019 under the 2019 Equity Incentive Plan, calculated in accordance with FASB ASC Topic 718 for stock-based compensation based upon a fair value of  $4.25 for each option using the Black-Scholes option pricing model. For further information on the assumptions used to compute fair value, see note 13 to the notes to the consolidated financial statements included in the Company’s Annual Report on Form

EXECUTIVE COMPENSATION

10-K for the year ended December 31, 2019. The actual value, if any, realized by a named executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above.
(5)
Represents non-discretionary, performance-based cash payments earned by each named executive officer during each year presented under the PAIP, which is described above under “Short-Term Incentive,” and the Cash LTIP, which is described above under “Long-Term Incentives”. For 2019, specific amounts were as follows:

	Columbia Bank Performance Achievement Incentive Plan(a)	Columbia Bank Long-Term Incentive Cash Plan(b)
Mr. Kemly	$486,996	$362,739
Mr. Gibney	$170,415	$123,971
Mr. Allen	$248,444	$191,663
Mr. Klimowich	$162,800	$92,960
Ms. Schlesinger	$162,100	—

(a)
Represents performance-based payments earned under the PAIP, which is previously discussed in more detail under the section entitled “Short-Term Incentives” above. The amounts reported for 2019 were based on 2019 performance and were made to all the NEOs on March 6, 2020.

(b)
Under the terms of the Columbia Bank Long-Term Incentive Plan (“Cash LTIP”), prior to 2019, awards were granted annually using a three-year performance period, with (i) two-thirds of a participant’s award for each three-year performance period earned at the end of the performance period and (ii) the remaining one-third earned one year later, subject to the participant’s continued employment as of the end of the one year period following the end of the performance period. Accordingly, the amounts shown in this column for each named executive officer set forth (i) two-thirds of the executive’s award earned for the 2017 through 2019 performance period as described under “Long-Term Incentives” above; and (ii) one-third of the executive’s award previously earned for the 2016 through 2018 performance period and for continued employment through 2019. The amount were paid to the NEOs on March 6, 2020.

(6)
Reflects the actuarial change in pension value in each individual’s accrued benefit under the defined benefit pension plan (and the supplemental plans) from December 31 of the prior year to December 31 of the reported year. Pension values may fluctuate significantly from year to year depending on a number of factors, including age and the assumptions used to determine the present value of a named executive officer’s accumulated benefit, including interest rates. The aggregate change in the actuarial present value of the accumulated pension benefits from the prior year for each of Messrs. Kemly, Gibney and Allen was equal to ($264,259), $14,867 and $24,317, respectively. The change in pension value reflects changes in interest rate assumptions, age, service and earnings during 2019. See “— Retirement Benefits” footnote 2 to the pension plan table below for more information.

(7)
Details of the amounts disclosed in the “All Other Compensation” column for 2019 are provided in the table below, which reflects the types and dollar amounts of perquisites and other personal benefits provided to the NEOs in 2019. Except as otherwise noted, the actual incremental costs to the Company of providing the perquisites and other personal benefits to the NEOs was used.

	Mr. Kemly	Mr. Gibney	Mr. Allen	Mr. Klimowich	Ms. Schlesinger
Company contribution to ESOP and ESOP SERP(a)	$129,400	$54,674	$68,180	$41,004	$41,744
Company matching contributions to 401(k) plan and SIM(b)	8,400	8,400	8,400	8,400	8,400
Executive term life insurance premiums(c)	3,053	317	1,278	511	—
Car allowances(d)	21,131	—	18,724	—	18,953
Mobile phone allowances(e)	1,193	585	687	585	787
Club dues(f)	18,764	—	—	—	—

(a)
Reflects regular ESOP allocations and allocations under the related ESOP SERP for each NEO.

(b)
Reflects the cost of matching contributions under our tax-qualified 401(k) plan and SIM.

(c)
Reflects the amount of the premiums paid for bank owned life insurance.

(d)
Reflects the car allowance of each NEO during 2019 as part of our car allowance program.

EXECUTIVE COMPENSATION

(e)
Reflects the mobile phone allowance of each NEO during 2019 as part of our mobile phone program.

(f)
Reflects the payment of club dues for each NEO under our club membership policy.

Grants of Plan Based Awards Table
The following table summarizes grants made in 2019 to our NEOs under the 2019 Equity Incentive Plan. The material terms of the Company’s annual and long-term incentive programs are described in the Compensation Discussion and Analysis beginning on page 20 of this Proxy Statement.
		Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock (#)(3)(5)	Grant Date Fair Value of Stock and Options Awards ($)(4)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)
Thomas J. Kemly	07/23/2019	—	—	—	—	—	134,134	6,974,998
	07/23/2019	—	—	—	67,068	134,135	—	—
	—	251,875	503,750	629,688	—	—	—	—
Dennis E. Gibney	07/23/2019	—	—	—	—	—	49,039	2,550,001
	07/23/2019	—	—	—	24,519	49,038	—	—
	—	106,105	212,210	265,263	—	—	—	—
E. Thomas Allen. Jr.	07/23/2019	—	—	—	—	—	57,693	3,000,006
	07/23/2019	—	—	—	28,846	57,692	—	—
	—	120,657	241,313	301,641	—	—	—	—
John Klimowich	07/23/2019	—	—	—	—	—	38,461	1,999,998
	07/23/2019	—	—	—	19,231	38,462	—	—
	—	70,785	141,570	176,963	—	—	—	—
Allyson Schlesinger	07/23/2019	—	—	—	—	—	31,731	1,650,008
	07/23/2019	—	—	—	15,866	31,731	—	—
	—	75,570	151,140	188,925	—	—	—	—

(1)
The amounts reported in these columns include potential cash payouts which correspond to achievement of the target performance objectives under the PAIP. The Company did not make any new awards under the Cash LTIP in 2019. Awards under the 2019 PAIP and awards under the Cash LTIP for years prior to and including 2019 are included in 2019 income for the NEOs, as applicable. See the sections entitled “Short-Term Incentives — Performance Achievement Incentive Plan” on page 32 for additional details and “Long-Term Incentives — Cash Incentive Plan.” The actual amounts earned by each executive under such plans are disclosed in the “Summary Compensation Table.”

(2)
The information in these columns shows the range of possible awards for performance-based restricted stock awards granted in 2019 under the 2019 Equity Incentive Plan. NEOs will be eligible to earn all or a portion of their target award based on the Company’s performance relative to the metrics established by the Compensation Committee for the three-year performance period beginning January 1, 2019 and ending December 31, 2021. The Threshold column reflects the minimum payment each NEO could expect to receive if the Company reached its threshold performance goal set by the Compensation Committee for the performance period. Threshold was set at 50% for all NEOs. The final performance goal was targeted to pay out at 100% upon achievement with a maximum payment of 100% of target if target was exceeded. Performance below threshold would result in no payout. In addition to satisfying at least the threshold performance condition under each of the metrics, NEOs must also remain continuously employed with the Company from the grant date until July 23, 2022 in order to vest in their eligible awards, subject to accelerated vested for death, disability and double trigger vesting in the event of change in control. See the section entitled “Long-Term Incentives — Equity Incentive Plan” on page 35 for additional details.

(3)
The information in these columns represents time-vested restricted stock awards granted in 2019 under the 2019 Equity Incentive Plan. NEOs will be eligible to earn all or a portion of the awards in 20% increments by remaining continuously employed with the Company from the grant date until each of the five anniversaries of the grant date. See the section entitled “Long-Term Incentives — Equity Incentive Plan” on page 35 for additional details.

(4)
The information in these columns represents time-vested stock option awards granted in 2019 under the 2019 Equity Incentive Plan. NEOs will be eligible to earn all or a portion of the awards in 20% annual increments by remaining continuously employed with the Company from the grant date until each of the five anniversaries of the grant date. See the section entitled “Long-Term Incentives — Equity Incentive Plan” on page 35 for additional details.

EXECUTIVE COMPENSATION

(5)
The amounts reported are the aggregate grant date fair value of the awards computed in accordance with the FASB ASC Topic 718 for share-based payments. The grant date fair value of all restricted stock awards is equal to the number of awards multiplied by $15.60, the closing price for the Company’s common stock on the date of grant. The grant date fair value for stock option awards is equal to the number of options multiplied by a fair value of  $4.25, which was computed using the Black-Scholes option pricing model. For further information on the assumptions used to compute fair value, see note 13 to the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Outstanding Equity Awards at 2019 Fiscal Year End
The following table shows information regarding all unvested equity awards held by our NEOs on December 31, 2019. These awards are subject to forfeiture until vested, and the ultimate value of performance-based awards is unknown. The material terms and conditions of the equity awards reported in this table are described in the “Long-Term Incentives” section of the Compensation Discussion and Analysis beginning on page 20 of this Proxy Statement. No equity award granted to a NEO has been transferred to any other person, trust or entity.
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Stock Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock Not Vested(2)	Market Value of Shares or Units of Restricted Stock Not Vested(3)	Number of Performance Shares Not Vested(4)	Market Value of Unvested Performance Shares(5)
Thomas J. Kemly	07/23/2019	—	656,471	$15.60	07/23/2029	—	—	—	—
	07/23/2019	—	—	—	—	134,134	$2,092,490	134,135	$2,092,506
Dennis E. Gibney	07/23/2019	—	240,000	$15.60	07/23/2029	—	—	—	—
	07/23/2019	—	—	—	—	49,039	$765,008	49,038	$764,993
E. Thomas Allen, Jr.	07/23/2019	—	282,353	$15.60	07/23/2029	—	—	—	—
	07/23/2019	—	—	—	—	57,693	$900,011	57,692	$899,995
John Klimowich	07/23/2019	—	188,235	$15.60	07/23/2029	—	—	—	—
	07/23/2019	—	—	—	—	38,461	$600,007	38,462	$599,992
Allyson Schlesinger	07/23/2019	—	155,294	$15.60	07/23/2029	—	—	—	—
	07/23/2019	—	—	—	—	31,731	$495,004	31,731	$495,004

(1)
Represents stock options granted pursuant to the 2019 Equity Incentive Plan that vest in five approximately equal annual installments commencing on July 23, 2020.

(2)
Represents stock awards granted pursuant to the 2019 Equity Incentive Plan that vest 20% per year based on continued employment through the fifth anniversary of the grant date (subject to certain exceptions).

(3)
Based on the Company’s closing stock price of  $16.94 on December 31, 2019.

(4)
Represents the target number of stock awards granted pursuant to the 2019 Equity Incentive Plan that vest upon achievement of certain specified performance-based vesting criteria over a three-year performance period and continued employment during such performance period (subject to certain exceptions).

(5)
Based on the Company’s closing stock price of  $16.94 on December 31, 2019.

Pension Benefits
Tax-Qualified Pension Plan.   The Columbia Bank Retirement Plan (“Pension Plan”) is a tax-qualified defined benefit pension plan that covers approximately 994 eligible current employees, former employees and retirees of the Company. All of the named executive officers participate in the

EXECUTIVE COMPENSATION

Pension Plan. If a participant elects to retire upon the attainment of age 65, and the participant was hired prior to July 1, 2005, the plan provides that the participant’s normal retirement benefit will equal 2% of his or her average annual compensation for each plan year and month of service, up to a maximum of 45 years. If a participant elects to retire upon attainment of age 65, and the participant was hired on or after July 1, 2005, the plan provides that the participant’s normal retirement benefit will equal 1.8% of his or her average annual highest compensation over five consecutive years for each plan year and month of service, up to a maximum of 45 years. Participants who have attained age 55 and have completed 10 years of service may retire early. If the participant was hired prior to July 1, 2005, his or her benefit will be reduced by 0.25% for each year of early commencement between age 55 and 65; if the participant was hired on or after July 1, 2005, his or her benefit will be reduced by 1/15th for each year of early commencement between age 60 and 65 and an additional 1/30th for each year of early commencement between age 55 and 60. Participants become fully vested in their accrued plan benefit after five years of service. Under the plan, “average annual compensation” is defined as the average of a participant’s compensation for the period of five consecutive years during which his or her compensation was the highest. The Pension Plan was closed to new participants effective October 1, 2018. The Pension Plan was overfunded at December 31, 2019, with assets representing 135% of our benefit obligation at that date.
Retirement Income Maintenance Plan.   The Columbia Bank Retirement Income Maintenance Plan (“RIM”) is a nonqualified and unfunded defined benefit retirement plan that provides supplemental retirement benefits to certain highly compensated employees of the Company and its subsidiaries whose benefits under the Pension Plan are limited due to the restrictions of Section 415 and/or Section 401(a)(17) of the Internal Revenue Code. All of the NEOs who participate in the Pension Plan also participate in the RIM. A participant’s benefit under the RIM is equal to the excess of (i) the benefit that would be payable to the participant in accordance with the terms of the tax-qualified pension plan disregarding the limitations imposed by Section 415 and Section 401(a)(17) of the Internal Revenue Code, less (ii) the benefit actually payable to the participant under the Pension Plan after taking such limitations into account. A participant becomes vested in his or her RIM benefits upon satisfying the requirements for early retirement (attaining age 55 while employed and completing 10 years of service) or normal retirement (attaining age 65 while employed and completing 5 years of service). A participant’s vested RIM benefit will be paid at the time and in the form elected by the participant; the default time and form of payment is a life annuity with a minimum of 120 monthly payments commencing on the first day of the month following the month in which the participant separates from service, provided that if the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code on the date of the participant’s separation from service, payment will be delayed for six months following the participant’s separation from service.
Pension Benefits Table.   The following table shows the actuarial present value of the accumulated benefit under our tax-qualified pension plan and the RIM, along with the number of years of credited service under the respective plans, for each of our named executive officers.
Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1)
Thomas J. Kemly	Columbia Bank Retirement Plan	38.67	3,675,492
	Columbia Bank Retirement Income Maintenance Plan	38.67	6,165,429
Dennis E. Gibney	Columbia Bank Retirement Plan	5.50	248,727
	Columbia Bank Retirement Income Maintenance Plan	5.50	96,278
E. Thomas Allen, Jr.	Columbia Bank Retirement Plan	25.25	2,475,190
	Columbia Bank Retirement Income Maintenance Plan	25.25	1,475,982

EXECUTIVE COMPENSATION

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1)
John Klimowich	Columbia Bank Retirement Plan	34.17	2,643,702
	Columbia Bank Retirement Income Maintenance Plan	34.17	120,534
Allyson Schlesinger	Columbia Bank Retirement Plan	1.25	74,299
	Columbia Bank Retirement Income Maintenance Plan	1.25	13,415

(1)
For a description of the valuation methods and assumptions used to calculate plan benefits, see note 13 to the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The Pension Plan was overfunded at December 31, 2019, with assets representing 135% of our benefit obligation at that date.

Nonqualified Deferred Compensation
Supplemental Executive Retirement Plan.   The Columbia Bank ESOP Supplemental Executive Retirement Plan (“ESOP SERP”) is a nonqualified and unfunded defined contribution retirement plan that provides supplemental retirement benefits related to its tax-qualified employee stock ownership plan. The ESOP SERP provides benefits to eligible officers of the Company and its subsidiaries designated by the Board that cannot be provided under the tax-qualified employee stock ownership plan but for the eligibility requirements of the plans or limitations imposed by the Internal Revenue Code. All NEOs are eligible to participate in the ESOP SERP. A NEO becomes vested in these benefits in 25% increments after completing two, three, four and five years of service with the Company. In addition to providing benefits that would otherwise be lost as a result of eligibility requirements or the Internal Revenue Code limitations on tax-qualified plans, the ESOP SERP also provides a supplemental benefit upon a change of control prior to the scheduled repayment of the tax-qualified employee stock ownership plan loan. Under the terms of the ESOP SERP, each NEO is eligible to receive a cash payment in the event of a change in control equal to the dollar value of the stock benefit the NEO would have received under the tax-qualified employee stock ownership plan and ESOP SERP had the executives remained employed throughout the term of the loan, less the shares of common stock allocated under the tax-qualified employee stock ownership plan and ESOP SERP on the NEO’s behalf. The supplemental change in control benefits under the ESOP SERP are nonforfeitable and distributable upon termination of employment for any reason.
Non-Qualified Savings Income Maintenance Plan.   The Columbia Bank Savings Income Maintenance Plan (the “SIM”) is a non-qualified and unfunded defined contribution retirement plan for the benefit of certain highly compensated employees of the Company and its subsidiaries. All NEOs are eligible to participate in the SIM. Under the SIM, a participant may defer between 3% and 13% of the participant’s compensation above the salary limit imposed by Section 401(a)(17), reduced by the amount of Federal Insurance Contribution Act taxes that the participant must pay in a plan year with respect to such compensation. In addition, the Company may make matching contributions equal to a portion of a participant’s compensation deferred under the SIM. For 2019, Columbia Bank made matching contributions in an amount equal to 100% of up to the first 3% of a participant’s compensation in excess of  $280,000 that the participant deferred under the SIM. Participants earn a return on their notional account balances based on investment in phantom investment funds (similar to those available under the 401(k) Plan) selected by participants. The SIM does not guarantee a rate of return and none of the investment funds provide above market earnings. Participants are immediately 100% vested in their account balances attributable to compensation deferral contributions. Participants generally become vested in their account balances attributable to matching contributions in installments — 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service — and become 100% vested upon death. A participant’s vested account balance will be distributed to the participant in a single lump sum upon the

EXECUTIVE COMPENSATION

earlier of the participant’s separation from service or a change in control of Columbia Bank. If distribution is triggered by separation from service, it will be made on the first day of the month next following the two-month anniversary of the participant’s separation from service, provided that if the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code on the date of the participant’s separation from service, payment will be delayed for six months following the participant’s separation from service. If distribution is triggered by a change in control, it will be made on the first day of the month next following the change in control.
Stock-Based Deferral Plan.   In connection with the public offering of Columbia Financial common stock in 2018, participants in the SIM and the Columbia Bank Director Deferred Compensation Plan were provided with the opportunity to direct the investment of portions of their account balances under those plans into phantom shares of Columbia Financial common stock by way of a transfer of these amounts to the new Columbia Bank Stock-Based Deferral Plan. Beginning with 2019, the Compensation Committee may, in its discretion, specify an annual window period during which participants may direct the investment of portions of their SIM and the Columbia Bank Director Deferred Compensation Plan account balances into phantom shares of Columbia Financial common stock by way of a transfer of these amounts to the Columbia Bank Stock-Based Deferral Plan. This plan in effect is an additional phantom investment alternative available with respect to the SIM and the Columbia Bank Director Deferred Compensation Plan. As a result, data for this plan is not included in the table below.
Nonqualified Deferred Compensation Table.   The following table disclosed contributions made under the SIM and the ESOP SERP for each named executive officer in 2019, along with the earnings and balances on each executive’s account as of December 31, 2019.
Name	Plan	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Balance at Last Fiscal Year End(2)
Thomas J. Kemly	Columbia Bank Savings Income Maintenance Plan	$25,473	$2,140	—	$903,200
	ESOP Supplemental Executive Retirement Plan	—	$109,127	—	$79,523
Dennis E. Gibney	Columbia Bank Savings Income Maintenance Plan	$10,599	—	—	$153,368
	ESOP Supplemental Executive Retirement Plan	—	$34,401	—	$25,052
E. Thomas Allen, Jr.	Columbia Bank Savings Income Maintenance Plan	$8,500	—	—	$50,587
	ESOP Supplemental Executive Retirement Plan	—	$47,907	—	$33,508

EXECUTIVE COMPENSATION

Name	Plan	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Balance at Last Fiscal Year End(2)
John Klimowich	Columbia Bank Savings Income Maintenance Plan	$1,619	—	—	$26,205
	ESOP Supplemental Executive Retirement Plan	—	$20,732	—	$13,650
Allyson Schlesinger	Columbia Bank Savings Income Maintenance Plan	—	—	—	—
	ESOP Supplemental Executive Retirement Plan	—	$21,471	—	—

(1)
The Company does not provide above-market or preferential rates and, as a result, the notional earnings are not included in the 2019 Summary Compensation Table.

(2)
None of the amounts reported in this column are reflected in the 2019 Summary Compensation Table. Deferral balances of NEOs under the SIM were notionally invested among a variety of mutual fund alternatives and our common stock, and deferral balances under the ESOP SERP were notionally invested in shares of our common stock.

EXECUTIVE COMPENSATION

Summary of Executive Employment Agreements and Potential Payments Upon Termination or Change in Control
We have entered into two-year employment agreements with Messrs. Kemly, Gibney, Allen, and Klimowich and Ms. Schlesinger. Each employment agreement provides for a two-year term. The initial employment agreements with the NEOs, other than Ms. Schlesinger, had provided for three year terms, but in 2019, the Compensation Committee determined that all executive officer employment contracts would be for a period of two years or less. The Board may extend the terms of the employment agreements with the NEOs annually for another twelve month period, unless the NEO gives notice of non-renewal at least sixty days prior to such extension. The Compensation Committee annually reviews the NEO’s base salaries. In addition to base salary, the agreements provide that the NEOs shall be eligible to participate in the short-term and long-term incentive compensation plans of Columbia Bank. Each NEO shall also be entitled to continue participation in any fringe benefit arrangements in which he or she was participating on the effective date of the employment agreement. In addition, the agreements provide for reimbursement of reasonable travel and other business expenses incurred in connection with the performance of the NEO’s duties.
If a NEO’s employment is terminated by Columbia Financial or Columbia Bank during the term of the agreement, without cause, including a resignation for good reason (as defined in the agreement), but excluding termination for cause or due to death, disability, retirement or following a change in control, the executive would be entitled to a payment equal to a multiple (three times for Mr. Kemly and two times for Messrs. Gibney, Allen, and Klimowich and one times for Ms. Schlesinger) of the sum of: (i) his or her annual base salary plus (ii) his or her target annual bonus in effect on the termination date. The severance payment shall be paid to the NEO as salary continuation in substantially equal installments over the thirty-six, twenty-four or twelve month period, respectively, in accordance with Columbia Bank’s customary payroll practices, subject to the receipt of a signed release of claims from the NEO within the time frame set forth in the agreement. Assuming the NEO elects continued medical, vision and dental coverage under COBRA, Columbia Bank will reimburse the executive the amount equal to the monthly COBRA premium paid by the NEO for such coverage less the active employee premium for such coverage for a period of 36 months, in the case of Mr. Kemly, and 24 months, in the case of Messrs. Gibney, Allen, and Klimowich and 12 months in the case of Ms. Schlesinger.
If executive NEO’s employment is terminated during the term of the agreement by Columbia Financial or Columbia Bank without cause, including a resignation for good reason (as defined in the agreements), within 24 months after a change in control (as also defined in the agreements), the NEO would be entitled to a payment equal to a multiple of three times (two times in the case of Ms. Schlesinger) of the sum of: (i) his or her annual base salary (or his base salary in effect immediately before the change in control, if higher) plus (ii) his or her annual target bonus (or his target bonus in effect immediately before the change in control, if higher). The severance payment shall be paid to the NEO within sixty days of the termination date in a single lump sum payment. The payment shall also include a sum equal to his or her prior year bonus in a lump sum on the date on which the annual bonus would have been paid to NEO but for NEO’s termination of employment. In addition, each NEO shall receive a lump sum payment equal to the cost of providing continued life, medical, vision and dental coverage for 36 months (24 months in the case of Ms. Schlesinger) following termination less the active employee charge for such coverage in effect on the termination date.
For purposes of the NEO’s ability to resign and receive a payment under the agreement, “good reason” would include the occurrence of any of the following events: (i) a material reduction in the NEO’s base salary or target bonus under the cash incentive plans, if applicable, except for reductions proportionate with similar reductions to all other members of the executive leadership team; (ii) a material adverse change in NEO’s position that results in a demotion in the NEO’s status within Columbia Financial or Columbia Bank; (iii) a change in the primary location at which the NEO is required to perform the duties of his or her employment with Columbia Financial and Columbia Bank to a location that is more than thirty (30) miles from the location of the Bank’s headquarters as of the

EXECUTIVE COMPENSATION

date of the agreement; or (iv) a material breach by Columbia Financial or Columbia Bank of any written agreement between the NEO, on the one hand, and any of Columbia Financial and Columbia Bank or any other affiliate of Columbia Financial, on the other hand, unless arising from the NEO’s inability to materially perform his or her duties under the agreement.
Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. An individual’s base amount is generally equal to an average of the individual’s taxable compensation for the five taxable years preceding the year a change in control occurs. The employment agreements with our NEOs provide for a “best net benefits” approach in the event that severance benefits under the agreements or otherwise result in “excess parachute payments” under Section 280G. The best net benefits approach reduces a NEO’s payments and benefits to avoid triggering the excise tax if the reduction would result in a greater after-tax amount to the NEO compared to the amount the NEO would receive net of the excise tax if no reduction were made.
Under the employment agreements, if an NEO’s employment terminates as a result of disability, the employment agreement will terminate and the NEO will receive an amount equal to one times the sum of his or her base salary and target bonus in effect on the termination date less the amount expected to be paid to the NEO under the Columbia Bank long term disability plan, payable as salary continuation in substantially equal installments over a twelve-month period. For these purposes, disability will occur on the date on which the insurer or administrator of the Bank’s long-term disability insurance determines that the NEO is eligible to commence benefits under such insurance. If the NEO dies while employed, (i) the NEO will remain entitled to life insurance benefits pursuant to Columbia Bank’s plans, programs, arrangements and practices in this regard and (ii) Columbia Bank will pay to his or her designated beneficiary an amount equal to one times the sum of the NEO’s base salary and target bonus in effect on the termination date.
Under the 2019 Equity Incentive Plan and the award agreements for the equity awards made to the NEOs, in the event of a change in control (as defined in the plan) and the involuntary separation of the NEO from service with the Company and its affiliates without cause within 12 months of the change in control and prior to the last vesting date for such awards, if such awards are not assumed by the surviving entity in the change in control, all such awards that are unvested at the time of the change in control will become immediately vested upon the effective date of the change in control.
As disclosed under “Nonqualified Deferred Compensation” at page 47 above, under the terms of the ESOP SERP, a NEO will receive an additional cash payment in the event of a change in control equal to the benefit the NEO would have received under the ESOP and the ESOP SERP had the NEO remained employed throughout the term of the ESOP loan, less the benefits actually provided under the ESOP and ESOP SERP on the NEO’s behalf. The supplemental change in control benefits credited to NEO accounts under the ESOP SERP are nonforfietable and will be distributed upon termination of employment for any reason. Payments under the ESOP SERP are not categorized as parachute payments and, therefore, do not count towards a participating executive’s limitation under Section 280G of the Internal Revenue Code.
Each NEO’s account balance under the SIM will become fully vested upon the NEO’s death. RIM benefits are described in more detail under “Nonqualified Deferred Compensation”at page 47 above,
Messrs. Kemly, Allen and Klimowich are vested in their RIM benefits and elected to receive payment of their accrued benefits under the RIM upon a change in control (as defined in the RIM). RIM benefits are described in more detail under “Pension Benefits” at page 45 above.

EXECUTIVE COMPENSATION

Tabular Information Regarding Potential Payments to Executives Upon Termination or a Change in Control
The following table summarizes the estimated payments to which the named executive officers were entitled upon termination as of December 31, 2019. Benefits payable under the Retirement Plan, the RIM, the 401(k) Plan and vested balances under non-qualified, deferred compensation plans are not included. For additional information on the benefits payable to our named executive officers upon termination or a change in control, see “— Employment Agreements with Named Executive Officers.”
	Thomas J. Kemly	Dennis E. Gibney	E. Thomas Allen, Jr.	John Klimowich	Allyson Schlesinger
Death:
Employment Agreements(1)	$1,278,750	$602,210	$691,313	$471,570	$516,140
Executive Life Insurance	1,325,000	588,000	675,000	495,000	547,500
Performance Achievement Incentive Plan(2)	486,996	220,415	248,444	162,800	162,100
Cash LTIP(3)	652,031	222,308	343,413	170,035	34,327
Equity Awards(4)	2,712,083	991,521	1,166,497	777,664	641,587
Total	$6,454,860	$2,624,454	$3,124,667	$2,077,069	$1,901,654
Disability:
Employment Agreements(5)	$1,278,750	$602,210	$691,313	$471,570	$516,140
Performance Achievement Incentive Plan(2)	486,996	220,415	248,444	162,800	162,100
Cash LTIP(3)	652,031	222,308	343,413	170,035	34,327
Equity Awards(4)	2,712,083	991,521	1,166,497	777,664	641,587
Total	$5,129,860	$2,036,454	$2,449,667	$1,582,069	$1,354,154
Retirement:
Employment Agreements	$—	$—	$—	$—	$—
Performance Achievement Incentive Plan(2)	486,996	220,415	248,444	162,800	162,100
Cash LTIP(3)	652,031	222,308	343,413	170,035	34,327
Equity Awards	—	—	—	—	—
Total	$1,139,027	$442,723	$591,857	$332,835	$196,427
Involuntary Termination by Company without Cause or Resignation by Executive for Good Reason Prior to Change in Control:
Employment Agreements(6)	$4,389,522	$1,491,111	$1,676,698	$1,172,216	$678,240
Cash LTIP	—	—	—	—	—
Equity Awards	—	—	—	—	—
Total	$4,389,522	$1,491,111	$1,676,698	$1,172,216	$678,240
Involuntary Termination by Company without Cause or Resignation by Executive for Good Reason Upon or After Change in Control:
Employment Agreements(7)	$4,455,798	$2,159,597	$2,413,639	$1,710,062	$1,194,380
Cash LTIP	—	—	—	—	—
Equity Awards(8)(11)	5,424,148	1,983,024	2,332,975	1,555,311	1,283,140
ESOP SERP(9)	1,878,349	715,536	913,429	489,895	297,889
Potential Forfeiture (Best Net After Tax)(10)	—	—	—	—	(404,804)
Total	$11,758,295	$4,858,157	$5,660,043	$3,755,268	$2,370,605

(1)
Reflects payment under the applicable employment agreement equal to the sum of  (1) the executive’s base salary in effect on December 31, 2019 and (2) target annual bonus in effect on December 31, 2019, plus the amount of the executive’s life insurance death benefit.

EXECUTIVE COMPENSATION

(2)
In the event of separation from service with the Company due to death, disability, or retirement, an executive would receive a prorated portion of the PAIP award earned for the year in which such separation occurs based on the period of active employment during such year. The amounts included in the table reflect 100% of the earned PAIP award given for 2019 given the assumption that separation occurs on the last day of the year.

(3)
In the event of separation from service with the Company due to death, disability, or retirement, an executive would receive a prorated portion of the Cash LTIP award earned for each performance period in which such separation occurs based on the period of active employment during such performance period. The amounts included in the table reflect 100% of the remaining unpaid one-third of the earned Cash LTIP awards for the 2016 – 2018 performance cycle, 100% of the earned Cash LTIP awards for the 2017 – 2019 performance cycle and 50% of the target Cash LTIP awards for the 2018 – 2020 performance cycle.

(4)
In the event of separation from service with the Company due to death or disability, an executive would vest in 50% of its net outstanding 2019 stock options and time-vested restricted stock, unless the executive is already vested in at least 50% of such awards in which case there is no accelerated vesting, and in 50% of his or her outstanding 2019 performance-based restricted stock (at target). The amount included in the table for the time-based and performance-based restricted stock awards reflects 50% of the total number of outstanding shares multiplied by the closing market price of our common stock on December 31, 2019, of  $16.94. The amount included in the table for stock options reflects the difference between the aggregate market value of 50% of the underlying shares as of December 31, 2019, calculated based on the closing market price of our common stock on that day of  $16.94 and the aggregate exercise price 50% of all outstanding stock options.

(5)
Reflects payment under the applicable employment agreement equal to the sum of  (A) the executive’s base salary in effect on December 31, 209, and (B) target annual bonus in effect on December 31, 2019. This payment will be reduced by the amount expected to be paid to the executive under the Company’s program of long-term disability insurance over the 12-month period following the executive’s termination.

(6)
Reflects payment under the applicable employment agreement equal to the sum of  (1) two times (three times for Mr. Kemly and one times for Ms. Schlesinger) the sum of the executive’s (A) base salary in effect on December 31, 2019, and (B) target annual bonus in effect on December 31, 2019, (2) 18 times (12 times for Ms. Schlesinger) an amount which after taxes (determined using an assumed aggregate 40% tax rate) equals the difference between (A) the Company’s monthly COBRA premium for the type of Company-provided group health plan coverage in effect on December 31, 2019, for the executive, and (B) the active employee charge for such coverage, (3) the unpaid bonus due to the executive for the 2019 fiscal year of the Company.

(7)
Reflects payment under the applicable employment agreement equal to the sum of  (1) three times (two times for Ms. Schlesinger) the sum of the Executive’s (A) base salary in effect on December 31, 2019, and (B) target annual bonus in effect on December 31, 2019, (2) 36 times an amount which after taxes (determined using an assumed aggregate 40% tax rate) equals the difference between (A) the Company’s monthly COBRA premium for the type of Company-provided group health plan coverage in effect on December 31, 2019, for the executive, and (B) the active employee charge for such coverage, (3) the unpaid bonus due to the executive for the 2019 fiscal year of the Company.

(8)
In the event of separation from service with the Company without Cause within 12 months after the effective date of a change in control, an executive would become 100% vested in the executive’s 2019 outstanding stock options, time-based restricted stock and performance-based restricted stock. For the performance based restricted stock, the executive would vest at target. The amount included in the table for the time-based and performance-based restricted stock awards reflects the total number of outstanding shares multiplied by the closing market price of our common stock on December 31, 2019 of  $16.94. The amount included in the table for stock options reflects the difference between the aggregate market value of 100% of the underlying shares as of December 31, 2019 calculated based on the closing market price of our common stock on that day of  $16.94 and the aggregate exercise price of all outstanding stock options.

(9)
Represents additional benefit due in the event of a change in control and full repayment of all outstanding ESOP loans.

(10)
These payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Internal Revenue Code equal or exceed three times the executive’s average taxable compensation received from the Company for the five-year period ending December 31, 2018, and if the executive would receive on an after-tax basis by reducing the payments that he or she would receive by getting all the payments and paying the 280G excise tax imposed by Section 4999 of the Internal Revenue Code. The potential reduction could be less or greater depending on the actual circumstances at the time of a real transaction.

(11)
Assumes that the surviving entity in such change in control does not assume or replace the equity awards in connection with the change in control.

DIRECTOR COMPENSATION

Elements of Director Compensation
Director Fees.   During 2019, the non-employee directors of Columbia Bank received compensation for service and attendance as follows:
•
The Chairman of the Board of Directors received an annual retainer of  $134,500;

•
The Chairman of the Audit Committee received an annual retainer of  $7,500;

•
The Chairman of the Nominating and Corporate Governance Committee received an annual retainer of  $7,500;

•
Directors (other than the Chairman of the Board) received an annual retainer of  $67,800;

•
Members of the Nominating/Corporate Governance Committee received an annual retainer of $5,000;

•
The Chairman of the Board received an additional fee of  $1,500 for each Board meeting attended; and

•
Directors (other than the Chairman of the Board) received and additional fee of  $1,300 for each Board meeting attended.

Board members do not receive any additional compensation as a result of their service as directors of Columbia Financial or Columbia Bank MHC.
Long-Term Equity Program.   The 2019 Equity Incentive Plan was adopted by the Company and approved by our shareholders to enhance the alignment between the financial interests of our employees and non-employee directors and those of our shareholders. We believe that the plan also encourages our employees and non-employee directors to maximize shareholder value and otherwise contribute to the success of the Company, and enhances the Company’s ability to provide recognition for significant contributions to the success of the Company. The 2019 Equity Incentive Plan provides the Compensation Committee or the full Board with the authority to make awards of Company common stock (restricted stock) and grants of options to purchase shares of Company common stock at a specified exercise price (stock options) during a specified time period.
As discussed herein, the Compensation Committee engaged McLagan to assess the committee’s recommendations for granting restricted stock and option awards to non-employee directors. In determining the amount of restricted stock and option awards non-employee directors would receive, the Compensation Committee considered the Board of Directors’ role in setting the strategic direction for the Company and its role in completing the Company’s initial public stock offering in 2018. The Compensation Committee also considered the directors’ past contributions, their industry knowledge, their financial expertise and the role they would play in the Company’s future. The Compensation Committee also reviewed survey data regarding awards made to directors of the peer group companies following a conversion transaction (see “Factors for Determining Compensation — Peer Group and Benchmarking” on page 28), bank regulatory guidelines for equity awards to non-employee directors following an initial public offering by a company in the mutual holding company structure, and the Company’s stock ownership requirement for non-employee directors. As part of its review, the Compensation Committee also considered the current view of shareholders with respect to non-employee director compensation. After taking all of these factors into account, the Board concluded that the Compensation Committee’s recommendations for the restricted stock and option awards are fair and reasonable. They also concluded that the recommendations are intended to align the economic interest of the directors with that of other shareholders consistent with prevailing director compensation practices in the competitive marketplace for similarly situated financial institutions that were previously in the mutual structure and subsequently became public companies. These directors

DIRECTOR COMPENSATION

compensation practices for converted mutual institutions include making initial grants to non-employee directors that are larger than typical annual grants, but with vesting over a five year period rather than a one-year time period as is typical of non-converted institutions.
As with the equity awards to our NEOs, the Compensation Committee intends the 2019 equity awards to cover a multi-year period, as reflected through the multi-year vesting periods of the grants. This philosophical approach is consistent with typical industry practice for post-conversion financial institutions.
The following table sets forth the annual equity awards that were granted on July 23, 2019 to our non-employee directors serving as of the grant date as part of their annual compensation. The stock awards and options vest over a five year period at a rate of 20% per year.
	Stock Awards (No. of Shares)	Grant Date Fair Value of Stock Awards ($)	Option Awards (No. of Options)	Grant Date Fair Value of Option Awards ($)
Frank Czerwinski	34,038	530,993	83,294	354,000
Raymond G. Hallock	34,038	530,993	83,294	354,000
Noel R. Holland	34,038	530,993	83,294	354,000
Henry Kuiken	34,038	530,993	83,294	354,000
Michael Massood, Jr.	34,038	530,993	83,294	354,000
Elizabeth E. Randall	34,038	530,993	83,294	354,000
Robert Van Dyk	34,038	530,993	83,294	354,000
2019 Director Compensation
The following table sets forth the compensation received by individuals who served as our non-employee directors during the year ended December 31, 2019.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Frank Czerwinski	124,700	530,993	354,000	—	1,552	1,011,245
Raymond G. Hallock	111,800	530,993	354,000	—	19,068	1,015,861
Noel R. Holland	204,000	530,993	354,000	—	4,462	1,093,455
Henry Kuiken	115,900	530,993	354,000	—	7,393	1,008,286
Michael Masood, Jr.	114,300	530,993	354,000	—	26,038	1,025,331
Elizabeth E. Randall	111,800	530,993	354,000	—	773	997,566
Jack R. Salvetti(4)	5,650	—	—	—	—	5,650
Robert Van Dyk	115,900	530,993	354,000	—	17,393	1,018,286
Paul Van Ostenbridge(5)	15,200	—	—	—	—	15,200

(1)
Reflects the grant date aggregate fair value calculated in accordance with FASB ASC Topic 718 on outstanding restricted stock awards for each of the directors set forth above, except Messrs. Salvetti and Van Ostenbridge who do not hold restricted stock awards. The amounts were calculated based on the Company’s stock price on the date of grant, which was July 23, 2019 for all applicable directors. Each director, other than Messrs. Salvetti and Van Ostenbridge, held 34,038 unvested shares of restricted stock as of December 31, 2019. Option awards vest over a five year period at a rate of 20% per year.

(2)
Reflects the grant date aggregate fair value calculated in accordance with FASB ASC Topic 718 for outstanding stock option awards for each of the directors set forth above, except Messrs. Salvetti and Van Ostenbridge, based upon a fair value of  $4.25 for each option using the Black-Scholes option pricing model. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock options awards. For further information on the assumptions used to compute fair value, see note 13 to the notes to the consolidated financial statements included in the Company’s Annual

DIRECTOR COMPENSATION

Report on Form 10-K for the year ended December 31, 2019. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above. Each director, other than Messrs. Salvetti and Van Ostenbridge, held 83,294 unvested stock options as of December 31, 2019. All option grants vest over a five year period, at a rate of 20% per year.
(3)
Represents health insurance and term life insurance premiums.

(4)
Mr. Salvetti resigned from the Board of Directors effective January 23, 2019.

(5)
Mr. Van Ostenbridge was appointed to the Board of Directors effective November 26, 2019.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP to be the Company’s independent registered public accounting firm for the 2020 fiscal year, subject to ratification by shareholders. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the Annual Meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of the independent registered public accounting firm is approved by shareholders at the Annual Meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its shareholders.
The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.
Audit and Non-Audit Fees
The following table sets forth the fees billed to the Company for the years ending December 31, 2019 and December 31, 2018 for services provided by KPMG LLP.
	2019	2018
Audit Fees(1)	$965,000	$1,050,000
Audit-Related Fees(2)	$287,000	333,500
Tax Fees(3)	$92,900	61,511
All Other Fees	—	—

(1)
Includes fees for performance of the audit and review of financial statements and fees relating to the review of public filings.

(2)
2018 includes fees for services in connection with the Company’s initial public offering and both years include assurance and related services reasonably related to the performance of the audit or review of financial statements that are not reported as “Audit Fees.”

(3)
Includes fees for the preparation of consolidated federal and state tax returns and claims for refunds.

Pre-Approval of Services by the Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.
In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.
During the year ended December 31, 2019, all services were approved, in advance, by the Audit Committee in compliance with these procedures.
Audit Committee Report
The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls over financial reporting on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm all communications required by generally accepted accounting standards.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the accounting firm’s independence from the Company and its management. In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with their independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020.
Audit Committee of the Board of Directors
Michael J. Massood, Jr. (Chair)
Raymond G. Hallock
Noel R. Holland
Elizabeth E. Randall
Paul Van Ostenbridge

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by federal securities laws, we are providing our shareholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the 2020 proxy statement, is hereby approved.”
This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee. However, our Board and the Compensation Committee will consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.
The Board of Directors recommends that shareholders vote FOR the approval of the compensation paid to the Company’s named executive officers.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER VOTING ON EXECUTIVE COMPENSATION

As required by federal securities laws we are providing shareholders with an opportunity to cast an advisory vote on the frequency of the Company’s shareholder vote on executive compensation.
This proposal gives stockholders the opportunity to determine whether the frequency of shareholder votes on executive compensation will be every one, two or three years. Shareholders are not being asked to approve or disapprove the Board of Directors’ recommendation, but rather to indicate their own choice as to the frequency of the Company’s advisory vote on executive compensation. The Company believes that holding an advisory vote on executive compensation every year is a best corporate governance practice and is in the best interests of the Company and its shareholders.
Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering the frequency of shareholder votes on executive compensation.
The Board of Directors unanimously recommends that shareholders vote to conduct the advisory vote on the compensation of the Company’s named executive officers EVERY YEAR.

STOCK OWNERSHIP

Stock Ownership Tables
The following table provides information as of the Record Date about the persons and entities known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investment power.
Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding(1)
Columbia Bank MHC	62,580,155	56.2%
19-01 Route 208 North Fair Lawn, New Jersey 07410

(1)
Based on 111,399,080 shares of Company common stock outstanding and entitled to vote as of the Record Date.

The following table provides information as of the Record Date about the shares of Columbia Financial common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by the executive officers of the Company and by all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the named individuals has sole voting and sole investment power with respect to the number of shares shown. As of the Record Date, none of our directors or executive officers beneficially owned more than 1% of the Company’s outstanding shares of common stock and the number of shares beneficially owned by all directors and executive officers as a group totaled 1.8% of our outstanding shares.
Name	Number of Shares Owned(1)	Number of Shares That May Be Acquired Within 60 Days By Exercising Options
Directors:
Noel R. Holland	90,667	—
Frank Czerwinski(2)	89,038	—
Raymond G. Hallock	89,038	—
Thomas J. Kemly(3)	445,193	—
Henry Kuiken	134,206	—
Michael Massood, Jr.	82,068	—
Elizabeth E. Randall	85,425	—
Robert Van Dyk(4)	131,038	—
Paul Van Ostenbridge	5,825	—
Director Nominees That Are Not Current Directors:
James Kuiken	—	—
Lucy Sorrentini	—	—
Executive Officers Who Are Not Directors:
E. Thomas Allen, Jr.	183,522	—
Damodaram Bashyam	37,059	—
Dennis E. Gibney(5)	175,734	—

STOCK OWNERSHIP

Name	Number of Shares Owned(1)	Number of Shares That May Be Acquired Within 60 Days By Exercising Options
Geri M. Kelly	124,311	—
John Klimowich	104,276	—
Mark S. Krukar	103,160	—
Brian W. Murphy(6)	66,331	—
Allyson Schlesinger	74,382	—
All Directors, Director Nominees and Executive Officers as a Group (19 persons)	2,021,273	—

(1)
This column includes shares of Company common stock beneficially owned as follows:

	Columbia Bank Employee Stock Ownership Plan (ESOP)	Columbia Bank Supplemental Executive Retirement Plan (SERP)	Columbia Bank Savings and Investment Plan (401(k) Plan)	Columbia Bank Savings Income Maintenance Plan	Columbia Bank Stock Based Deferral Plan	Columbia Financial, Inc. 2019 Equity Incentive Plan(a)
Noel R. Holland	—	—	—	—	6,629	34,038
Frank Czerwinski	—	—	—	—	—	34,038
Raymond G. Hallock	—	—	—	—	—	34,038
Thomas J. Kemly	2,225	4,694	25,516	41,574	34,102	268,269
Henry Kuiken	—	—	—	—	—	34,038
Michael Massood, Jr.	—	—	—	—	—	34,038
Elizabeth E. Randall	—	—	—	—	101	34,038
Robert Van Dyk	—	—	—	—	—	34,038
Paul Van Ostenbridge	—	—	—	—	—	—
James Kuiken	—	—	—	—	—	—
Lucy Sorrentini	—	—	—	—	—	—
E. Thomas Allen, Jr.	2,225	1,977	31,000	1,351	5,584	115,385
Damodaram Bashyam	—	—	—	—	—	37,059
Dennis E. Gibney	2,225	1,479	—	—	1,953	98,077
Geri M. Kelly	2,225	748	25,050	786	5,985	61,538
John Klimowich	2,225	806	17,143	1,755	1,100	76,923
Mark S. Krukar	2,225	751	24,365	3,065	5,062	57,692
Brian W. Murphy	2,225	333	30,000	115	827	31,731
Allyson Schlesinger	1,289	—	—	—	2,325	63,462

(a)
Represents shares of unvested restricted stock granted under the Company’s 2019 Equity Incentive Plan.

(2)
Includes 35,000 shares held in a revocable trust.

(3)
Includes 5,933 shares held by Mr. Kemly’s spouse and 24,380 shares held by Mr. Kemly’s children.

(4)
Includes 6,000 shares held by Mr. Van Dyk’s spouse and 1,000 shares held in a trust for which Mr. Van Dyk’s spouse serves as trustee.

(5)
Includes 10,000 shares held by Mr. Gibney’s spouse.

(6)
Includes 100 shares held by Mr. Murphy’s daughter.

STOCK OWNERSHIP

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Columbia Financial common stock during the year ended December 31, 2019.
Stock Ownership Guidelines
Our Board of Directors has adopted a Share Ownership and Retention Policy, which sets forth stock ownership guidelines that are robust and reflect current corporate governance trends. We require our executive officers and non-employee directors to own or acquire shares of Company stock having a fair market value equal to the following amounts:
Title	Amount
President and Chief Executive Officer	5x base salary
Senior Executive Vice Presidents	3x base salary
Executive Vice Presidents	3x base salary
Non-Employee Directors	3x annual fees and retainers for service on the Board of Directors
Each of these individuals must fulfill their ownership requirement within five years of becoming subject to the Share Ownership and Retention Policy, and individuals are further required to fulfill 25% and 50% of their ownership requirement within two and three years, respectively, of becoming subject to the Share Ownership and Retention Policy. In the event of a participant receiving a raise in his or her base salary or annual retainer, leading to an increase in the ownership requirement, the participant will be provided additional one year from the time of the increase to achieve the required incremental increase in his or her ownership of shares. For purposes of determining ownership, the following shall be taken into account in computing ownership: (i) shares owned directly by the individual or his or her immediate family members residing in the same household, or shares held through a trust for the benefit of the individual or the individual’s dependent family members residing in the same household; (ii) shares owned through a qualified employee benefit plan, including the 401(k) Plan, or through the ESOP; (iii) share equivalents held in a non-qualified, deferred compensation arrangements; and (iv) 100% of restricted stock, or restricted stock units, the vesting of which is contingent on time or performance.

OTHER INFORMATION

Policies and Procedures for Approval of Related Person Transactions
We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.
Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
•
the aggregate amount involved will or may be expected to exceed $25,000 in any calendar year;

•
the Company is, will, or may be expected to be a participant; and

•
any related person has or will have a direct or indirect material interest.

This policy excludes:
•
any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•
any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•
any related person has or will have a direct or indirect material interest. transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:
•
whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•
the size of the transaction and the amount of consideration payable to the related person;

•
the nature of the interest of the related person;

•
whether the transaction may involve a conflict of interest; and

•
whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.

OTHER INFORMATION

Transactions with Related Persons
The Sarbanes-Oxley Act of 2002 generally prohibits loans by Columbia Financial to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Columbia Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Columbia Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit a financial institution to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. Columbia Bank currently offers such a program to its executive officers and directors.
Pursuant to Columbia Financial’s Audit Committee Charter, the audit committee periodically reviews, no less frequently than quarterly, a summary of Columbia Financial’s transactions with directors and executive officers of Columbia Financial and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within our policy and should be ratified and approved. Also, in accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of    $25,000 or 5% of Columbia Financial’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to Columbia Financial’s Code of Ethics and Business Conduct, all executive officers and directors of Columbia Financial must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of Columbia Financial. Such potential conflicts of interest include, but are not limited to: (1) Columbia Financial conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest; and (2) the ownership of more than 1% of the outstanding securities or capital value of a business or where such investment represents more than 5% of the total assets of the executive officer or director and/or family members.
The aggregate amount of loans by Columbia Bank to its executive officers and directors and their affiliates was $1.1 million at December 31, 2019. As of that date, these loans were performing according to their original terms.
Shareholder Proposals and Nominations
The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 11, 2020. If next year’s annual meeting is held on a date more than 30 calendar days from May 22, 2021, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.
The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Company’s Board of Directors or by a shareholder who has given appropriate notice to the Company before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of

OTHER INFORMATION

the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A shareholder who desires to raise new business must provide certain information to the Company concerning the nature of the new business, the shareholder, the shareholder’s ownership in the Company and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing shareholder. A copy of the Company’s Bylaws may be obtained from the Company.
Shareholder Communications
The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Mayra L. Rinaldi, Corporate Secretary, Columbia Financial, Inc. 19-01 Route 208 North, Fair Lawn, New Jersey 07410. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Nominating/Corporate Governance Committee.
Notice and Accessibility of Proxy Materials
In connection with the Annual Meeting, to save significant printing and mailing expenses, the Company is furnishing its proxy statement and annual report via the Internet according to the SEC rules for “Notice and Access.” On April 10, 2020, the Company mailed the Notice to all shareholders, who had not previously elected to receive their proxy materials by mail or electronically, containing instructions on how to access this proxy statement and our annual report and how to vote online. Upon receipt of the Notice, shareholders may choose to request a printed copy of proxy materials at no charge, and this preference will be maintained for future mailings.
To further reduce costs, if you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.
Miscellaneous
The Company will pay the cost of this proxy solicitation. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.
A copy of the Company’s Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were shareholders as of the close of business on the Record Date upon written request to Mayra L. Rinaldi, Corporate Secretary, Columbia Financial, Inc. 19-01 Route 208 North, Fair Lawn, New Jersey 07410.

Columbia Financial, Inc.

COLUMBIA FINANCIAL, INC
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O.BOX 1342
BRENTWOOD, NY 11717

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000457552_1 R1.0.1.18

COLUMBIA FINANCIAL, INCC/O BROADRIDGE CORPORATE ISSUER SOLUTIONSP.O.BOX 1342BRENTWOOD, NY 11717VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 05/21/2020 for shares held directly and by 11:59P.M. ET on 05/19/2020 for shares held in a Plan. Have your proxy card in hand when youaccess the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate that youagree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 05/21/2020 for shares held directly and by 11:59 P.M. ET on 05/19/2020 for sharesheld in a Plan. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.For Withhold For AllAll All ExceptTo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.The Board of Directors recommends you vote FORthe following:1. Election of DirectorsNominees01 Frank Czerwinski 02 Michael Massood, Jr. 03 Elizabeth E. Randall 04 James Kuiken 05 Paul Van Ostenbridge06 Lucy SorrentiniThe Board of Directors recommends you vote FOR proposals 2 and 3.For Against Abstain2 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year2020.3 To approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers.The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain4 To approve, on an advisory (non-binding) basis, whether the frequency of shareholder voting on executivecompensation should be held every one, two or three years.NOTE: To transact such other business as may properly come before the meeting and any adjournment or postponementof the meeting.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name, by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date0000457552_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice & Proxy Statement and Annual Report are available at www.proxyvote.comCOLUMBIA FINANCIAL, INCAnnual Meeting of ShareholdersMay 22, 2020 10:00 AMThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoints Mayra L. Rinaldi and Dennis E. Gibney, or either of them, as proxies, eachwith the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated onthe reverse side of this ballot, all of the shares of common stock of COLUMBIA FINANCIAL, INC that theshareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 10:00 AM, local timeon May 22, 2020, exclusively via live webcast at www.virtualshareholdermeeting.com/CLBK2020, and anyadjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction ismade, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side0000457552_2 R1.0.1.18